Exhibit 10.16

FIXED RATE TERM LOAN AGREEMENT

between

MISSION WEST PROPERTIES, L.P. and
MISSION WEST PROPERTIES, L.P. I

each, an “Individual Borrower” and collectively, as “Borrower”

and

HARTFORD LIFE INSURANCE COMPANY and
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

collectively, as “Lender”

August 4, 2010

Hartford Loan No. BHM0J5QN8

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ARTICLE 1.	CERTAIN DEFINITIONS	1

Section 1.1.	Certain Definitions	1

Section 1.2.	General Construction	12

Section 1.3.	Lender’s Discretion	13

Section 1.4.	Knowledge of Borrower Parties	13

ARTICLE 2.	LOAN TERMS	14

Section 2.1.	The Loan	14

Section 2.2.	Interest Rate; Late Charge	15

Section 2.3.	Terms of Payment; Maturity Date	15

Section 2.4.	Prepayment	16

ARTICLE 3.	INSURANCE, CONDEMNATION, AND IMPOUNDS	18

Section 3.1.	Insurance	18

Section 3.2.	Use and Application of Insurance Proceeds	22

Section 3.3.	Condemnation Awards	28

Section 3.4.	Impounds	29

ARTICLE 4.	LEASING MATTERS	30

Section 4.1.	Representations and Warranties	30

Section 4.2.	Lender’s Lease Approval Rights	31

Section 4.3.	Covenants	31

Section 4.4.	Tenant Estoppels	32

Section 4.5.	Conflict with Assignment of Leases and Rents	32

ARTICLE 5.	REPRESENTATIONS AND WARRANTIES	32

Section 5.1.	Organization and Power	32

Section 5.2.	Validity of Loan Documents	32

Section 5.3.	Liabilities; Litigation	32

Section 5.4.	Taxes and Assessments	33

Section 5.5.	Other Agreements; Defaults	33

Section 5.6.	Compliance with Legal Requirements	33

Section 5.7.	Location of Borrower	34

Section 5.8.	ERISA	34

(continued)
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Section 5.9.	Margin Stock	34

Section 5.10.	Tax Filings	34

Section 5.11.	Solvency	34

Section 5.12.	Full and Accurate Disclosure	34

Section 5.13.	Property Conditions	35

Section 5.14.	Terrorism and Anti-Money Laundering	35

Section 5.15.	Financing Transaction	35

Section 5.16.	Personal Property	35

Section 5.17.	Additional Real Property	35

Section 5.18.	Material Agreements	35

ARTICLE 6.	FINANCIAL REPORTING; AUDITS	36

Section 6.1.	Financial Statements	36

Section 6.2.	Accounting Principles	37

ARTICLE 7.	COVENANTS	37

Section 7.1.	Due on Sale and Encumbrance; Transfers of Interests	37

Section 7.2.	Taxes; Charges	41

Section 7.3.	Alterations and Renovations	42

Section 7.4.	Operation; Maintenance	42

Section 7.5.	Taxes on Security	43

Section 7.6.	Compliance with Loan Documents; Further Assurances 43

Section 7.7.	Estoppel Certificates	44

Section 7.8.	Notice of Certain Events	44

Section 7.9.	Indemnification	44

Section 7.10.	Property Management	44

Section 7.11.	Material Agreements	46

Section 7.12.	Intentionally Omitted	46

Section 7.13.	ERISA	46

Section 7.14.	Appraisal	46

Section 7.15.	Release of Collateral	46

Section 7.16.	Substitution of Collateral	48

(continued)
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ARTICLE 8.	EVENTS OF DEFAULT	50

Section 8.1.	Defaults	51

Section 8.2.	Remedies	54

Section 8.3.	Lender’s Right to Perform the Obligations	55

ARTICLE 9.	MISCELLANEOUS	55

Section 9.1.	Notices	55

Section 9.2.	Amendments and Waivers	56

Section 9.3.	Limitation on Interest	56

Section 9.4.	Invalid Provisions	56

Section 9.5.	Payment and Reimbursement of Expenses	57

Section 9.6.	Approvals; Third Parties; Conditions	57

Section 9.7.	Lender Not in Control; No Partnership	58

Section 9.8.	Time of the Essence	58

Section 9.9.	Successors and Assigns	58

Section 9.10.	Servicing, Transfers, Assignments and Participations	58

Section 9.11.	Replacement Documents	59

Section 9.12.	Renewal, Extension or Rearrangement	60

Section 9.13.	Waivers	60

Section 9.14.	Cumulative Rights	60

Section 9.15.	Exhibits and Schedules	60

Section 9.16.	Titles of Articles, Sections and Subsections	60

Section 9.17.	Promotional Material	60

Section 9.18.	Survival	60

Section 9.19.	Governing Law	60

Section 9.20.	Entire Agreement	61

Section 9.21.	Counterparts	61

Section 9.22.	Obligations of Borrower, Joint and Several	61

Section 9.23.	WAIVER OF PUNITIVE OR CONSEQUENTIAL DAMAGES	61

Section 9.24.	WAIVER OF JURY TRIAL	61

(continued)
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ARTICLE 10.	LIMITATIONS ON LIABILITY	61

Section 10.1.	Limitation on Liability	61

v

LIST OF EXHIBITS AND SCHEDULES

Exhibit A-1 through A-5         -           Legal Description of each Property

Exhibit B                -           Closing Statement

Schedule 1                                                -           Allocated Loan Amounts

Schedule 4.1                                             -           Rent Roll

Schedule 5.16                                           -           Personal Property

Schedule 5.18                                           -           List of Material Agreements

Hartford Loan No. BHM0J5QN8

FIXED RATE TERM LOAN AGREEMENT

This FIXED RATE TERM LOAN AGREEMENT (this “Agreement”) is entered into as of August 4, 2010 by and among MISSION WEST PROPERTIES, L.P. and MISSION WEST PROPERTIES, L.P. I, each a Delaware limited partnership (each an “Individual Borrower” and collectively, “Borrower”), and HARTFORD LIFE INSURANCE COMPANY and HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY, each a Connecticut corporation (together with their respective successors and assigns, collectively, “Lender”).

RECITALS:

WHEREAS, Borrower desires to obtain the Loan (as defined herein) from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the conditions and terms of this Agreement and the other Loan Documents,

NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

ARTICLE 1.

CERTAIN DEFINITIONS

Section 1.1. Certain Definitions.  As used herein, the following terms have the meanings indicated:

“Affiliate” means, as to any Person, any other Person that directly or indirectly (through one or more intermediaries) controls, is controlled by or is under common control with the specified Person.  For purposes of this definition, “Control” shall be deemed to exist if a Person possesses, directly or indirectly, the power to direct or cause the direction of the management and decision making policies of such other Person, whether through ownership of voting securities, by contract, or otherwise.

“Allocated Loan Amount” means, for any Property, the Allocated Loan Amount set forth on Schedule 1.

“Anti-Money Laundering Laws” means the USA Patriot Act of 2001, the Bank Secrecy Act, as amended through the date hereof, Executive Order 13324 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, together with all annexes thereto, as amended from time to time, and other federal laws and regulations and executive orders administered by the United States Department of the Treasury, Office of Foreign Assets Control (“OFAC”) which prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals (such individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanction and embargo programs), and such additional laws and programs administered by OFAC which prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on any of the OFAC lists.

“Applicable Prepayment Fee” means a prepayment fee payable by Borrower to Lender in an amount equal to:

(a) For any prepayment tendered (or deemed tendered) during the Lockout Period, the Lockout Prepayment Fee;

(b) For any prepayment tendered (or deemed tendered) during the period from and including the first Business Day following the expiration of the Lockout Period through and including May 31, 2030, a prepayment fee equal to Standard Yield Maintenance;

(c) For any prepayment tendered (or deemed tendered) during the period from and including June 1, 2030 through and including the Scheduled Maturity Date, no prepayment fee (including Standard Yield Maintenance) shall be payable in connection with a prepayment.

“Application” means the Mortgage Loan Application dated June 15, 2010, submitted by Carveout Indemnitor to Lender, as the same was modified (if at all) by the Commitment (as defined in the Application).

“Assignment of Leases and Rents” means, collectively, each Assignment of Leases and Rents, now or hereafter executed by any Borrower Party for the benefit of Lender, which, collectively, convey to Lender an interest in the Leases and the Rents, as more fully described therein.

“Assignment of Management Agreement” means, collectively, each Assignment of Management Agreement and Subordination of Management Fees, now or hereafter executed by any Borrower Party, and consented to by each Property Manager thereto, for the benefit of Lender, which, collectively, convey to Lender an interest in each Management Agreement as more fully described therein.

“Assignment of Property Documents” means, collectively, each Assignment of Property Documents, now or hereafter executed by any Borrower Party for the benefit of Lender, which, collectively, convey to Lender an interest in all contracts, licenses, permits, agreements and warranties associated with the ownership and operation of each Property, as more fully described therein.

“Assumption Fee” has the meaning ascribed to such term in Section 7.1(c).

“Assumption Request” has the meaning ascribed to such term in Section 7.1(c).

“Assumption Work Fee” has the meaning ascribed to such term in Section 7.1(c).

“Authorized Representative” means, for any Person, an authorized executive officer (which, for purposes of this Agreement, means a president, vice president, secretary, treasurer, chief executive officer or chief operating officer), member, manager or partner of such Person acting in a representative (and not such Person’s individual) capacity, who is duly authorized by all necessary action to bind Borrower contractually and whose responsibilities with such Person require that he/she has knowledge relating to the subject matter of the applicable certification or affidavit.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder.

“Borrower” shall have the meaning ascribed to such term in the preamble hereof.

“Borrower Party” or “Borrower Parties” means, individually and/or collectively, Borrower, Carveout Indemnitor, any General Partner and their respective Affiliates (including any Property Manager that is an Affiliate); provided, however, that any Person who is an officer, director, shareholder, or employee of Carveout Indemnitor or any General Partner shall be included as a Borrower Party only to the extent that such Person is acting solely in such capacity as an officer, director, shareholder, or employee.

“Business Day” means any day, other than a Saturday, Sunday, legal holiday or any other day on which national banks in Hartford, Connecticut are authorized or required by law to close for general banking business.

“Carveout Indemnitor” means Mission West Properties, Inc., a Maryland corporation.

“Carveout Indemnity” means the Carveout Indemnity Agreement, dated as of the Funding Date, and executed by Carveout Indemnitor to and for the benefit of Lender.

“Casualty Consultant” has the meaning ascribed to such term in Section 3.2(e).

“Closing Affidavit” means the Closing Affidavit dated as of the Funding Date executed by Borrower and Carveout Indemnitor to and for the benefit of Lender, setting forth certain representations and warranties of Borrower and Carveout Indemnitor as of the Funding Date.

“Closing Statement” means the closing statement attached as Exhibit B showing total costs relating to the subject transaction and use of the Loan proceeds.

“Collateral” has the collective meaning ascribed to such term in the Mortgage.

“Collateral Substitution” has the meaning ascribed to such term in Section 7.16.

“Collateral Substitution Fee” has the meaning ascribed to such term in Section 7.16.

“Contract Rate” means, as the context so requires, the non-default per annum rate of interest accruing on the outstanding principal balance of the Loan as set forth in Section 2.2(a).

“Converted Treasury Yield” means the yield available, or if there is more than one yield available, the average yields of United States Treasury non-callable bonds and notes having a maturity date closest to (before, on, or after) the Scheduled Maturity Date, as reported in the Wall Street Journal or similar publication on the fifth (5th) Business Day preceding the date prepayment will be made, converted to a monthly equivalent yield (the monthly “equivalent yield” being the rate which, when compounded monthly, is equivalent to the selected Treasury rate when compounded semi-annually).  The Converted Treasury Yield shall be calculated by Lender and, absent manifest error, shall be deemed conclusive.

“Debt” means, for any Person, without duplication:  (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable, if such amounts were advanced under the credit facility, (iii) all amounts required to be paid by such Person as a guaranteed payment, including guaranteed payments to partners, members or other equity owners, or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

“Debt Service” means the monthly payments of interest, principal and any other scheduled payments due in connection with the Loan for the period of time in question, but excluding escrows or reserves required pursuant to the terms of the Loan Documents.

“Debt Service Coverage Ratio” means a quotient, expressed as a percentage, of (i) projected Net Operating Income for the period in question, divided by (ii) projected Debt Service to become due and payable for such period.  The Net Operating Income and Debt Service shall be determined by Lender in the exercise of its reasonable judgment.

“Default Rate” means the lesser of (i) the maximum rate of interest allowed by applicable State law for commercial loans of this type, and (ii) four percent (4%) per annum in excess of the Contract Rate.

“Demand Period” means a period of fifteen (15) days, commencing on the date a written demand is issued by Lender and expiring at Lender’s close of business on the fifteenth (15th) day following the date of said demand.

“Environmental Indemnity Agreement” means the Environmental Indemnity Agreement dated as of the Funding Date, executed by Borrower and Carveout Indemnitor for the benefit of Lender, and pertaining to environmental matters affecting the Portfolio.

“Equipment” means all “equipment” as defined in the UCC, in which Borrower has any right, title or interest, whether now owned or hereafter acquired, including all of the following (regardless of how classified under the UCC):  all building materials, construction materials, personal property constituting furniture, fittings, signage, computer equipment, leasehold improvements, machinery, devices, interior improvements, appurtenances, equipment, plant, fixtures, computers, electronic data processing equipment, telecommunications equipment and other fixed assets now owned or hereafter acquired by Borrower, all Proceeds (as defined in the UCC) thereof and all additions to, substitutions for, replacements of or accessions to any of the foregoing items and all attachments, components, parts (including spare parts) and accessories, whether installed thereon or affixed thereto, all regardless of whether the same are located at a Property or are located elsewhere (including in warehouses or other storage facilities or in the possession of or on the premises of a bailee, vendor or manufacturer) for purposes of manufacture, storage, fabrication or transportation.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Escrow Agent” means First American Title Insurance Company, responsible for the consummation of the transaction contemplated by this Agreement pursuant to the Escrow Instructions.

“Escrow Instructions” mean Lender’s written escrow instruction to Escrow Agent relating to the consummation of the transaction contemplated by this Agreement.

“Event of Default” has the meaning ascribed to such term in Article 8.

“Funding Date” shall be considered the date that the proceeds of the Loan are wired or delivered to the Escrow Agent, regardless of the date that the Escrow Agent releases such funds to Borrower.

“GAAP” means generally accepted accounting principles in the United States of America in effect as of the date of determination, in all cases, consistently applied from year to year.

“General Partner” means, individually and/or collectively, Carveout Indemnitor and any other Person who may at any time in the future, with Lender’s approval (such approval not to be unreasonably withheld), become a general partner of any Individual Borrower.

“Governmental Authority” means any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence, claiming jurisdiction over the Collateral or any part thereof, or any rights or remedies available to Lender under the Loan Documents, at law or in equity.

“Impounds” has the meaning ascribed to such term in Section 3.4(a).

“Improvements” has the collective meaning ascribed to such term in the Mortgage.

“Individual Borrower” has the meaning ascribed to such term in the preamble hereof.

“Insurance” has the meaning ascribed to such term in Section 3.1(a).

“Insurance Premiums” has the meaning ascribed to such term in Section 3.1(b).

“Lease” or “Leases” have the collective meanings ascribed to such terms in the Mortgage.

“Legal Requirements” means all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Collateral or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to any Borrower, at any time in force affecting the Collateral or any part thereof, including any which may (i) require repairs, modifications or alterations in or to any Property or any part thereof or (ii) in any way limit the use and enjoyment of the Collateral.

“Lien” means any interest in or to, or claim against, the Collateral, securing an obligation owed to, or evidencing a claim by, any Person other than the owner of the subject Property, whether such interest or claim is based on common law, statute or contract, including the lien or security interest arising from a deed of trust, mortgage, assignment, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.  The term “Lien” shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the subject Property.

“Loan” means the loan in the aggregate principal amount of Forty Million Dollars ($40,000,000.00) to be funded by Lender to Borrower under and subject to this Agreement, to be evidenced by the Note and to be secured by the Loan Documents.

“Loan Documents” means, collectively: (i) this Agreement, (ii) the Note, (iii) the Mortgage, (iv) the Assignment of Leases and Rents, (v) the Assignment of Property Documents, (vi) the Carveout Indemnity, (vii) the Environmental Indemnity Agreement, (viii) the Closing Affidavit, (ix) Uniform Commercial Code financing statements, (x) such assignments of management agreements, contracts and other rights as may be requested by Lender, (xi) all other documents now or hereafter executed by Borrower, Carveout Indemnitor or any other Person to evidence or secure the payment of the Loan or the performance of the duties and obligations under the documents described in the foregoing items (i) through (x), including the Assignment of Management Agreement and including all documents hereafter executed in connection with any Collateral Substitution, (xii) the Application (provided that any inconsistency between the terms of the Application and the terms of the Loan Documents shall be controlled by the terms of the Loan Documents), and (xiii) all amendments, modifications, renewals, restatements, extensions, substitutions and replacements of any of the foregoing items.

“Loan to Value Ratio” means the ratio of (A) the outstanding balance of the Loan, compared to (B) the aggregate of the then “as is” value of the Portfolio, all as determined by Lender in the exercise of its reasonable judgment utilizing commercially reasonable valuation standards and methodologies.

“Lockout Period” means the period commencing on the Funding Date and ending on August 31, 2012.

“Lockout Prepayment Fee” has the meaning ascribed to such term in Section 2.4(f).

“Major Damage Event” means any fire or other casualty to any Property or the other Collateral, or any condemnation proceeding relating to any Property: (i) for which the total cost to repair or restore, as determined in the reasonable estimation of Lender after reasonable prior consultation with Borrower, will exceed five percent (5.00%) of the Allocated Loan Amount associated with the affected Property, and (ii) that occurs while an Event of Default exists.

“Major Lease” means any Lease (i) covering 65,000 square feet or more of space within any Property (including any series of Leases to the Tenant or an Affiliate of such Tenant covering in the aggregate 65,000 square feet or more of space within the Portfolio), (ii) which includes a material modification (meaning any material increase in the economic obligations of the “lessor” or “landlord” under the Lease, any material diminution of the economic obligations of the “lessee” or “tenant” under the Lease, or any material diminution in the rights or protections afforded the “lessor” or “landlord” under the Lease) to the standard form lease approved by Lender (such approval not to be unreasonably withheld), (iii) with an initial term of less than three (3) years or more than ten (10) years, (iv) that either (y) grants the “lessee” or “tenant” under the Lease any purchase option or right of first refusal to purchase all or any portion of any Property, or (z) grants the “lessee” or “tenant” under the Lease any interest in the ownership of any Property or provides any incentives equivalent to an ownership interest in any Property, (v) that is not part of an arms length transaction, or is to Borrower, Carveout Indemnitor, an Affiliate of Borrower or Carveout Indemnitor, or a creditor of Borrower or Carveout Indemnitor, or (vi) pursuant to which the “lessee” or “tenant” under the Lease is not obligated to take possession within 30 days following completion of the required improvements.

“Management Agreement” means any property management agreement hereafter entered into between any Borrower Party and a Property Manager related to any Property and any and all amendments, modifications, renewals, extensions, replacements or supplements thereto permitted in accordance with the terms of the Loan Documents.

“Material Agreement” means any contract or agreement entered into by any Borrower Party or any Property Manager which cannot be terminated within thirty (30) days without cause or payment of a termination fee and would be binding on Lender or any Property upon Lender foreclosing its Lien on the affected Property (or otherwise accepting a deed-in-lieu of foreclosure).

“Maturity Date” means the earlier to occur of (i) the Scheduled Maturity Date and (ii) any earlier date on which the Loan is required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Loan Documents.

“Monetary Potential Default” means Borrower’s failure to make a payment of a liquidated sum of money on the due date thereof but for which the applicable grace period has yet to expire.

“Mortgage” means, collectively, each deed of trust, mortgage or other property security instrument now or hereafter executed by any Borrower Party in favor of Lender, securing such Borrower Party’s obligations under the Loan Documents and encumbering, among other things, any Property.

“Net Operating Income” means, for any period, the amount by which Operating Revenues for such period exceed Operating Expenses for such period.

“Net Proceeds” has the meaning ascribed to such term in Section 3.2(b).

“Net Proceeds Deficiency” has the meaning ascribed to such term in Section 3.2(g).

“Note” means, collectively, each promissory note evidencing the repayment of the Loan, now or hereafter executed or assumed by Borrower and payable to the order of Lender, including: (i) the Promissory Note dated as of the Funding Date, in the stated principal amount of $30,000,000.00, executed by Borrower and payable to the order of Hartford Life Insurance Company, a Connecticut corporation, and (ii) the Promissory Note dated as of the Funding Date, in the stated principal amount of $10,000,000.00, executed by Borrower and payable to the order of Hartford Life and Accident Insurance Company, a Connecticut corporation.

“Obligations” means, collectively: (i) the Loan, (ii) all other principal and all interest, fees, expenses, charges, reimbursements, and other amounts due under or secured by the Loan Documents, (iii) all principal, interest and other amounts which may hereafter be loaned by Lender, its successors or assigns, to or for the benefit of Borrower or Carveout Indemnitor, when evidenced by a promissory note or other instrument which, by its terms, is governed or secured by any of the Loan Documents, and (iv) all other indebtedness, obligations, covenants, and liabilities now or hereafter existing of any kind of Borrower or Carveout Indemnitor to Lender under any of the Loan Documents.

“OFAC Prohibited Person” means a country, territory or Person (i) listed on, included within or associated with any of the countries, territories or Persons referred to on The Office of Foreign Assets Control’s List of Specially Designated Nationals and Blocked Persons or any other prohibited person lists maintained by any Governmental Authority, or otherwise included within or associated with any of the countries, territories or Persons referred to in or prohibited by OFAC or any other Anti-Money Laundering Laws, or (ii) which pays, donates, transfers or otherwise assigns any property, money, goods, services, or other benefits from any Property directly or indirectly, to any countries, territories or Persons on or associated with any country, territory or Person on such list or included in such laws.

“Operating Expenses” means, without duplication, all reasonable and necessary expenses of operating any Property or Properties in question in the ordinary course of business which are computed in accordance with GAAP (on an accrual basis) and which are directly associated with and fairly allocable to such Property or Properties in question for the applicable period, including Taxes, insurance premiums, maintenance and utility costs, a reserve for replacements and/or repairs, management fees and costs payable under any Management Agreement (which fees and costs under any Management Agreement shall not exceed prevailing market rates), recurring accounting, legal, and other professional fees, fees relating to environmental audits and income and expense audits and other expenses incurred by Lender and reimbursed by Borrower under this Agreement and the other Loan Documents, wages, salaries, and personnel expenses properly allocated to such Property or Properties in question, and any other category of recurring property expense that is customary for a property of the type and size as such Property or Properties in question and is reasonably approved by Lender; but excluding Debt Service, capital expenditures, any of the foregoing expenses which are paid from deposits to cash reserves previously included as Operating Expenses, any payment or expense for which any Borrower Party was or is to be paid or reimbursed from proceeds of the Loan or for which any Borrower Party was or is to be reimbursed from proceeds under insurance or by any third party, any non-cash charges such as depreciation and amortization, and federal, state or local income taxes, or legal and other professional fees unrelated to the operation of such Property or Properties in question, in each case subject to reasonable adjustment by Lender in accordance with its then current audit policies and procedures.

“Operating Revenues” means, without duplication, all cash receipts and other income of any Borrower Party attributable to the ownership and operation of any Property or Properties in question, or otherwise arising in respect of such Property or Properties in question after the Funding Date, computed in accordance with GAAP (on an accrual basis, but without treating any Rents on a straight-line basis), and which are properly allocable to such Property or Properties in question for the applicable period, including receipts from Leases and parking agreements, license and concession fees and charges and other miscellaneous operating revenues, proceeds from rental or business interruption insurance, and withdrawals from cash reserves (except to the extent any expense paid therewith are excluded from Operating Expenses); but excluding any interest income from any source, security deposits and earnest money deposits until they are forfeited by the depositor, income from Tenants in bankruptcy, advance rentals until they are earned, capital contributions to any Borrower Party and proceeds from a sale, casualty, condemnation or other disposition of any portion of such Property or Properties in question, and other proceeds from non-recurring or extraordinary events, in each case subject to reasonable adjustment by Lender in accordance with its then current audit policies and procedures.

“Partial Release” has the meaning ascribed to such term in Section 7.15.

“Partial Release Prepayment” has the meaning ascribed to such term in Section 7.15.

“Payment Date” means the first (1st) calendar day of each calendar month, commencing on October 1, 2010, and continuing on the first (1st) calendar day of each calendar month thereafter; provided that if the first (1st) calendar day of any month is not a Business Day, then the “Payment Date” shall be the first Business Day immediately following the first (1st) calendar day of such month; provided further that a change in the Payment Date in accordance with the immediately preceding proviso shall not change the period for which interest is calculated in accordance with Section 2.2(b).

“Permitted Encumbrances” has the collective meaning ascribed to such term in the Mortgage.

“Permitted Transfer” means:

(a)   (i)  Transfers of shares or other securities of Carveout Indemnitor by the holders thereof on any national securities exchange or other stock market on which the shares or other securities of Carveout Indemnitor are listed or in private transactions; provided that transfers made in connection with the sale or merger of Carveout Indemnitor shall not be permitted by this subclause (i) and shall be governed by subclause (iii) below;

(ii)  Issuances of shares or other securities in Carveout Indemnitor (including the issuance of such shares in connection with the conversion of operating partnership units in any Individual Borrower or the issuance of such shares in connection with the exercise of any stock options); provided that issuances made in connection with the sale or merger of Carveout Indemnitor shall not be permitted by this subclause (ii) and shall be governed by subclause (iii) below; or

(iii)  Transfers or issuances of shares or other securities in Carveout Indemnitor in connection with the sale or merger of Carveout Indemnitor, or any other transaction with Carveout Indemnitor subject to Rule 145(a) of the United States Securities and Exchange Commission (“Rule 145(a)”); provided that (A) immediately following any such Transfer or issuance under this subclause (iii), Carveout Indemnitor or its successor (1) has a Tangible Net Worth of at least $100,000,000; and (2) is an owner or manager of properties used for research and development, office or industrial purposes whose executive officers have at least ten (10) years experience in the ownership and/or management of properties used for research and development, office or industrial purposes in major metropolitan areas in the United States; and (B) if in connection with any such sale or merger or other Rule 145(a) transaction, Carveout Indemnitor is no longer a separate legal entity complying with the requirements of subclause (i) above, then the successor to Carveout Indemnitor, prior to the effective date of any such sale, merger or other Rule 145(a) transaction, must execute and deliver to Lender a Carveout Indemnity and Environmental Indemnity Agreement substantially in the form of the Carveout Indemnity and Environmental Indemnity Agreement executed by Carveout Indemnitor as of the Funding Date, together with reasonable evidence of such entity’s power and authority to execute, deliver and perform under such agreements (including an opinion of counsel in form reasonably required by Lender); or

(b) Issuances of limited partnership interests in any Individual Borrower, including issuances of operating partnership units in any Individual Borrower, and Transfers by a limited partner of limited partnership interests in any Individual Borrower.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, limited liability partnership, unincorporated organization, real estate investment trust, or any other form of entity.

“Personal Property” has the collective meaning ascribed to such term in the Mortgage.

“Policy” or “Policies” has the meaning ascribed to such term in Section 3.1(b).

“Portfolio” means, collectively, all of the Properties.

“Potential Default” means the occurrence of any event or condition that, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Prepayment Notice” means the written notice to be given by Borrower to Lender at least thirty (30) days but not more than sixty (60) days prior to any prepayment of the Loan permitted under Section 2.4.

“Property” or “Properties” means, as of any date, each of the parcels of land owned by a Borrower Party, encumbered by a Mortgage as of such date, together with all Improvements located on such parcels.  As of the Funding Date, each Property within the Portfolio is described within Exhibit A-1 through Exhibit A-5.

“Property Manager” means any property manager hereafter engaged by any Borrower Party pursuant to the terms and conditions of Section 7.10, and any replacement or successor permitted under the terms of the Loan Documents.

“Qualified Insurer” has the meaning ascribed to such term in Section 3.1(b).

“Rent Roll” has the meaning ascribed to such term in Section 4.1.

“Rents” has the collective meaning ascribed to such term in the Mortgage.

“Restoration” has the meaning ascribed to such term in Section 3.2(a).

“Restoration Documents” has the meaning ascribed to such term in Section 3.2(e).

“Restoration Retainage” has the meaning ascribed to such term in Section 3.2(f).

“Scheduled Maturity Date” means September 1, 2030.

“Servicer” has the meaning ascribed to such term in Section 9.10.

“Standard Yield Maintenance” means a yield maintenance prepayment premium equal to the greater of: (A) in connection with a deemed or permitted partial prepayment, one percent (1%) of the outstanding principal balance of the Note being prepaid, and in connection with a deemed or permitted prepayment in full, one percent (1%) of the outstanding principal balance of the Note (prior to application of the principal being prepaid); and (B) an amount determined by:

(i) Calculating the sum of the present values of all unpaid principal and interest payments required under the Loan Documents from and including the date a prepayment is tendered through and including the Scheduled Maturity Date, including the present value of the outstanding principal balance of the Note as of such Scheduled Maturity Date (prior to the application of the principal being prepaid), utilizing a discount rate equal to the sum of (A) the Converted Treasury Yield plus (B) fifty (50) basis points, divided by the frequency of the interest payments made during a calendar year; and

(ii) Subtracting from such sum the outstanding principal balance (prior to application of the principal being prepaid) as of the date prepayment will be made; and

(iii) Multiplying such remainder by the quotient of (A) the principal being prepaid, divided by (B) the outstanding principal balance as of the date of prepayment (prior to application of the principal being prepaid.

“State” means the State of California.

“Tangible Net Worth” means tangible assets minus tangible liabilities as determined in accordance with GAAP.

“Taxes” means all real estate taxes and assessments, franchise taxes and charges, personal property taxes, and other governmental charges relating to any Property (whether or not any such charge or imposition may become Lien upon the applicable Property) that become due and payable during the term of the Loan.

“Tenants” has the collective meaning ascribed to such term in the Mortgage.

“Title Policy” means, collectively, the ALTA (or equivalent) mortgagee title insurance policies issued by First American Title Insurance Company (the “Title Company”) which are, in the aggregate, for the full amount of the Loan, and each of which (i) has an effective date as of the Funding Date (unless any such policy is issued subsequent to the Funding Date as provided in Section 7.16, in which case such policy shall have an effective date as of the closing of such Collateral Substitution), (ii) contains no exceptions (printed or otherwise) other than those approved by Lender (in the exercise of its judgment), (iii) includes all reasonable and customary endorsements required by Lender, and (iv) otherwise complies with Lender’s title requirements and is otherwise in substance and form acceptable to Lender (in the exercise of its reasonable judgment).

“Transfer” means any direct or indirect, voluntary or involuntary sale, transfer, conveyance, mortgage, pledge, assignment, encumbrance, alienation, grant or other comparable action relating to the legal and/or beneficial ownership of, title to or interests in any Property, or any Borrower Party; provided, however, that “Transfer” shall not include (i) the leasing of space within any Property, (ii) direct or indirect transfers of interests in any Borrower Party in compliance with the requirements of Section 7.1(b), or (iii) transfers of the Portfolio in compliance with the requirements of Section 7.1(c) or any Property in compliance with the requirements of Section 7.15 or Section 7.16, all of which are deemed to be Permitted Transfers.

“UCC” means the Uniform Commercial Code as in effect from time to time in each state where any Property is located; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection or priority of the security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than each state where any Property is located, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or priority.  Wherever this Agreement refers to terms as defined in the UCC, if such term is defined in more than one Article of the UCC, the definition in Article 9 of the UCC shall control.

Section 1.2. General Construction.

(a) Unless otherwise noted or the context shall indicate otherwise:  (i) all “Article” and “Section” references shall be to Articles or Sections of this Agreement, (ii) all uses of the word “including” shall mean “including, without limitation”, (iii) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, (iv) all references to “day” or “days” shall mean calendar days, (v) all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined, and (vi) all references to a “Loan Document” shall mean such document as it is constituted as of the Funding Date, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

(b) The use of the phrases “upon the occurrence of an Event of Default,” “Event of Default exists,” “Event of Default has occurred,” “Event of Default shall have occurred and remain uncured” or similar phrases in this Agreement or the other Loan Documents are intended to mean that an Event of Default will only cease to exist following acceptance by Lender, in its discretion (unless acceptance of a cure and reinstatement is mandatory under applicable law), of a cure of such Event of Default upon such terms and conditions as Lender may require in its discretion (with any such acceptance of a cure of an Event of Default to be evidenced by a written reinstatement confirmation issued by Lender), and use of any of the foregoing phrases does not mean that Borrower, Carveout Indemnitor or any other Person has the right to any additional grace periods or cure rights following the occurrence of an Event of Default or that Lender is obligated under any circumstance to accept any cure offered by Borrower, Carveout Indemnitor or any other Person following the occurrence of an Event of Default (unless acceptance of a cure and reinstatement is mandatory under applicable state law).

Section 1.3. Lender’s Discretion.  When used in this Agreement and the other Loan Documents, unless otherwise specifically qualified by a reasonableness standard, the phrase (a) “satisfactory to Lender” (or comparable phrases) shall mean “in form and substance satisfactory to Lender in all respects as determined by Lender in the exercise of its sole and absolute discretion,” (b) “with Lender’s consent” or “with Lender’s approval” (or comparable phrases) shall mean such consent or approval may be granted or withheld in Lender’s sole and absolute discretion, and (c) “acceptable to Lender,” “in Lender’s discretion” or “in Lender’s judgment” (or comparable phrases) shall mean acceptable to Lender, at Lender’s discretion and/or determined by Lender, in each instance in Lender’s sole and absolute judgment or discretion.  Lender agrees that if Lender has expressly agreed not to unreasonably withhold its consent or approval on a particular issue, then use of the phrase “not to be unreasonably withheld” or comparable phrases in this Agreement or the other Loan Documents shall mean “not to be unreasonably withheld, conditioned or delayed”; provided, however, that if Lender shall fail or refuse to give consent or approval, Borrower shall not be entitled to any damages for any withholding or delay in issuance of such approval or consent, and Borrower’s sole remedy shall be to bring an action seeking injunction or specific performance.

Section 1.4. Knowledge of Borrower Parties.  For purposes of the Loan Documents, the phrases “to Borrower’s knowledge”, “to Carveout Indemnitor’s knowledge”, “to Grantor’s knowledge”, “to Assignor’s knowledge”, “to Indemnitor’s knowledge”, or comparable phrases (including “to the best of” a Person’s knowledge) shall mean with respect to Borrower and Carveout Indemnitor, the current knowledge of Carl E. Berg or Raymond V. Marino, who are

Authorized Representatives of one or more Borrower Parties and are charged with responsibilities relating to the acquisition, ownership, management and operation of the Portfolio, after reasonable and prudent inquiry consistent with each of their management responsibilities, including inquiry of the Property Manager (if any), but without any personal liability of any such individual to Lender.

ARTICLE 2.

LOAN TERMS

Section 2.1. The Loan

(a) The Loan evidenced by the Note shall be funded and repaid in accordance with this Agreement, and any amount borrowed and repaid under this Agreement may not be re-borrowed.  The proceeds of the Loan shall be used for the purposes set forth on the Closing Statement attached hereto as Exhibit B.

(b) The Loan shall be made upon Lender’s receipt, review, approval and/or confirmation of each of the following:

(i) Each of the items specified in Section 5 of the Application and/or on the preliminary closing agenda circulated by Lender’s legal counsel (as the same may be amended from time to time prior to the Funding Date), each to be delivered at Borrower’s cost and expense within the time periods specified in Section 5 of the Application, and each in form and content reasonably satisfactory to Lender;

(ii) The Closing Affidavit executed by an Authorized Representative of Borrower and by an Authorized Representative of Carveout Indemnitor, confirming that (a) since the date of the Application (1) no material, adverse change has occurred in the financial condition of any Borrower Party or in the Net Operating Income of any Property; (2) no condemnation or adverse zoning or usage change proceeding has been initiated or, to the knowledge of Borrower Parties, has been threatened against any Property; (3) no Property has suffered any material damage by fire or other casualty which has not been fully repaired; and (4) to the knowledge of Borrower Parties, no law, regulation, ordinance, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter has been enacted, adopted, or threatened by any Governmental Authority, which could reasonably be anticipated to have a material, adverse effect on any Borrower Party and/or any Property; (b) to the knowledge of Borrower Parties, no Event of Default exists as of the Funding Date; (c) no Leases currently exist in connection with any Property other than as set forth in the Rent Roll; and (d) all fees and commissions payable to real estate brokers, mortgage brokers, or any other brokers or agents in connection with the Loan have been paid or will be paid on the Funding Date;

(iii) The Closing Statement, showing total costs relating to closing of the Loan and all uses of the proceeds of the Loan in all material respects;

(iv) Payment of Lender’s costs and expenses in documenting and closing the Loan, including fees and expenses of Lender’s inspecting engineers, appraiser, consultants, and outside legal counsel;

(v) If the Funding Date occurs on a date other than the first (1st) calendar day of a month, stub period interest for the period from the Funding Date to and including the last day of the calendar month in which the Funding Date occurs;

(vi) Such other reasonable documents, items or information as Lender or its counsel may require; and

(vii) Evidence of compliance with the other terms and conditions specified in this Agreement or any other Loan Document.

Section 2.2. Interest Rate; Late Charge

(a) Except during the existence of an Event of Default, the outstanding principal balance of the Loan shall bear interest at the rate of six and five one hundredths percent (6.05%) per annum.  During the existence of any Event of Default, the outstanding principal balance of the Loan shall bear interest at the Default Rate.

(b) Interest shall be computed for the calendar month immediately preceding the applicable Payment Date or the Maturity Date on the basis of a fraction, the denominator of which is three hundred sixty (360) and the numerator of which is thirty (30) (except for any partial month, in which case the numerator shall be the actual number of days which have then elapsed during the period in question).  Each determination by Lender of the amount of interest due and payable on each Payment Date shall be conclusive and binding for all purposes, absent manifest error.

(c) If Lender does not receive any installment of Debt Service or Impounds (if any Impounds are required) by 2:00 p.m. (Hartford, Connecticut time) on the fifth (5th) calendar day of the month in which such installment is due (excluding the full amount of the Obligations due on the Maturity Date, for which no late charge or grace period shall apply), Borrower shall pay to Lender, within the Demand Period, a one-time late charge on such overdue amount (for the additional expense, time and effort in collecting and handling such overdue payment, as liquidated damages and not as a penalty) equal to the lesser of (i) the maximum amount permitted by applicable State law, and (ii) five percent (5%) of such delinquent amount.  Any such late charge shall be in addition to, and not in lieu of, interest at the Default Rate and any other rights, powers and remedies available to Lender and shall be in addition to any attorneys’ fees and expenses incurred by Lender in connection with such overdue payment.

Section 2.3. Terms of Payment; Maturity Date

(a) The Loan shall be payable as follows:

(i) Commencing on the first Payment Date and continuing to and including the Payment Date immediately preceding the Maturity Date, Borrower shall pay to Lender level monthly payments of principal and interest in the amount of Two Hundred

Eighty-Seven Thousand Seven Hundred Twenty-Seven and 43/100 Dollars ($287,727.43) each, representing interest, calculated in arrears for the calendar month immediately preceding such Payment Date in accordance with Section 2.2(b), and principal in monthly installments in accordance with an assumed 20-year amortization schedule.

(ii) From and after the payment of any Partial Release Prepayment, the amount of the monthly payments of interest and/or principal shall be recalculated by Lender and shall be based on the then-outstanding principal balance of the Loan as of such prepayment date over an assumed amortization period of 240 months minus the number of months elapsed since the first Payment Date.

(b) On the Maturity Date, Borrower shall pay to Lender all principal outstanding under the Note or otherwise in respect of the Loan, accrued and unpaid interest, and all other Obligations due under the Loan Documents.

(c) Except during the existence of any Event of Default, all payments received by Lender under the Loan Documents shall be applied: first, to any fees and expenses due to Lender under the Loan Documents, including any Applicable Prepayment Fee; second, to any Default Rate interest and/or late charges; third, to Impounds (if any are required pursuant to the terms of the Loan Documents); fourth to accrued and unpaid interest under the Note; fifth, to the principal sum of the Note, and sixth, to any other amounts due under the Loan Documents.  During the existence of an Event of Default, payments received by Lender may be applied to the Obligations in the order or amounts determined by Lender in its discretion.

(d) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 2:00 p.m. (Hartford, Connecticut time) on the date when due and shall be made in lawful money of the United States of America by wire transfer in federal or other immediately available funds to its account at such bank(s) as Lender may from time to time designate by delivering written notice to Borrower.  Any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.  All payments made by Borrower hereunder, or by any Borrower Party under the other Loan Documents, shall be made irrespective of, and without any deduction for, any defenses, set-offs or counterclaims.  Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day.

Section 2.4. Prepayment

(a) Except as expressly hereinafter set forth in this Section 2.4 or as otherwise provided in Sections 3.2(i), 3.3, 7.5, 7.15 or 9.3, no full or partial prepayments of the principal balance of the Note shall be allowed.

(b) At any time following the last day of the Lockout Period, upon issuance of a Prepayment Notice, Borrower shall have the right to prepay the outstanding principal balance of the Note in full (but not in part, except as expressly permitted in Sections 3.2(i), 3.3, 7.5, 7.15 or 9.3) on any Business Day by paying the sum of (i) the entire remaining outstanding principal balance of the Note, plus (ii) all unpaid interest accrued on the prepayment amount, plus (iii) all other Obligations, plus (iv) a prepayment fee equal to the Applicable Prepayment Fee.

(c) Each Prepayment Notice shall specify the intended date of prepayment, which date shall be a Business Day.  After delivery of a Prepayment Notice, the amounts payable under Section 2.4(b) shall be due and payable in full on the date specified in such Prepayment Notice unless a Borrower Party delivers a written revocation notice to Lender at least three (3) Business Days prior to the scheduled prepayment date, and failure to pay the same in full on such date without proper revocation shall, at Lender’s option, constitute an Event of Default, without notice or opportunity to cure.  If the amounts necessary to prepay the Loan in accordance with the terms and provisions hereof are received by Lender after 2:00 p.m. (Hartford, Connecticut time), such prepayment shall be deemed to have been made on the next occurring Business Day and Lender shall be entitled to (i) recalculate the Applicable Prepayment Fee associated with such prepayment, and (ii) receive interest on the outstanding principal balance to be prepaid, calculated at the Contract Rate or the Default Rate, as applicable, through the effective date of such prepayment.

(d) Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, at any time between June 1, 2030 and the Scheduled Maturity Date, upon issuance of a Prepayment Notice, Borrower shall have the right to prepay the outstanding principal balance of the Loan in full (but not in part, except as expressly permitted in Sections 3.2(i), 3.3, 7.5, 7.15 or 9.3), without premium or additional fees or expenses (including any Applicable Prepayment Fee), by paying the entire remaining outstanding principal balance of the Loan, all accrued and unpaid interest hereunder, and all other Obligations (provided that Borrower shall not be entitled to the benefit of the above-described open prepayment period when calculating the Applicable Prepayment Fee for any prepayment that is tendered at any time prior to said open prepayment period).

(e) Borrower acknowledges that it possesses no right to prepay the Loan, except as expressly provided in this Section 2.4 or as otherwise provided in Sections 3.2(i), 3.3, 7.5, 7.15 or 9.3.  Borrower further acknowledges and agrees that, except as so expressly provided, if the Loan is prepaid prior to June 1, 2030, for any reason (including acceleration of the Scheduled Maturity Date by reason of an Event of Default), any subsequent tender of payment of the Loan made by Borrower or by any Person on behalf of Borrower or otherwise, including any tender of payment at any time prior to or at foreclosure sale or proceedings or during any redemption period following foreclosure, or during any federal or state bankruptcy or insolvency proceedings, shall constitute an evasion of the restrictions on prepayment set forth herein, and shall be deemed a voluntary prepayment prior to the Scheduled Maturity Date requiring payment of the Applicable Prepayment Fee, and Lender shall not be required to accept such prepayment if it does not include payment of the Applicable Prepayment Fee.

(f) If any actual or deemed prepayment is tendered or deemed tendered during the Lockout Period (other than a prepayment tendered or deemed tendered pursuant to Sections 3.2(i), 3.3, 7.5, 7.15 or 9.3), Borrower shall be obligated to pay Lender, and the Obligations shall include, a prepayment fee (the “Lockout Prepayment Fee”) calculated by Lender in its discretion (which may or may not equal the Standard Yield Maintenance otherwise due in connection with any such prepayment but for the operation of the Lockout Period), and

Lender shall not be required to accept such payment or credit any deemed payment if it does not include payment of the Lockout Prepayment Fee as calculated by Lender.

(g) Lender’s acceptance of a prepayment without the Applicable Prepayment Fee shall not constitute or be deemed to constitute a waiver by Lender of its right to require payment of the Applicable Prepayment Fee in accordance with the terms hereof or a waiver of any rights and remedies Lender may have under the Loan Documents, at law or in equity on account of Borrower’s failure to timely pay the Applicable Prepayment Fee as and when required hereunder.

(h) To the extent permitted by law, Lender may bid at any foreclosure sale, as part of the Obligations, the amount of the Applicable Prepayment Fee calculated as if prepayment of the Loan occurs on the date of such foreclosure sale.  To the extent the amount of the Obligations must be determined as of a date certain pursuant to a judicial foreclosure, the Loan will be deemed prepaid as of the date judgment enters and the Applicable Prepayment Fee due and payable hereunder (if any) will be calculated as if prepayment of the Obligations occurred on the date of said judgment.

(i) Borrower and Lender have negotiated the Loan upon the understanding that if the Loan is paid or prepaid prior to June 1, 2030 for any reason, except as expressly provided in this Section 2.4 or as otherwise provided in Sections 3.2(i), 3.3, 7.5, 7.15 or 9.3, Lender shall receive the Applicable Prepayment Fee as compensation for: (i) the cost of reinvesting the prepayment proceeds and the loss of the contracted rate of return on the Loan; and (ii) the privilege of early payment of the Loan, which Borrower has expressly bargained for and which privilege Lender would not have granted to Borrower without Borrower’s obligation to pay the Applicable Prepayment Fee.  Borrower agrees that the Applicable Prepayment Fee provided for herein is reasonable and that Lender shall not be obligated, as a condition subsequent to its receipt of the Applicable Prepayment Fee, to actually reinvest all or any part of the amount prepaid in any United States Treasury instruments or obligations or otherwise.

ARTICLE 3.

INSURANCE, CONDEMNATION, AND IMPOUNDS

Section 3.1. Insurance.

(a) Insurance Coverage.  Borrower shall obtain and maintain, or cause to be maintained, insurance for each Individual Borrower, Lender, each Property and the other Collateral (collectively, the “Insurance”) providing at a minimum the following:

(i) Insurance with respect to the Improvements and Personal Property relating to each Property against any peril currently included within the classification “All Risk” or “Special Perils,” in each case (1) in an amount equal to 100% of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with losses adjusted on a replacement cost basis; (2) containing an agreed amount endorsement (unless waived by Lender in its reasonable discretion) with respect to the

Improvements and Personal Property relating to such Property waiving all co-insurance provisions; (3) providing for no deductible in excess of $25,000 and no self-retention (unless disclosed to and approved by Lender); (4) with an “Ordinance or Law Coverage” or “Enforcement” endorsement (including demolition costs); and (5) with coverage for “mold” and related damage with reasonable and customary limits (a sublimit of $1,000,000 for “mold” coverage being deemed “reasonable”).  The Full Replacement Cost of each Property shall be evaluated from time to time at the request of Lender (but not more frequently than once in any twelve (12) calendar months, unless an Event of Default exists, in which case the Full Replacement Cost may be evaluated from time to time as Lender in its discretion may deem necessary) by an appraiser or contractor designated and paid by Borrower and approved by Lender, such approval not to be unreasonably withheld (unless an Event of Default exists, in which case the appraiser or contractor shall be designated by Lender and paid by Borrower).  No omission on the part of Lender to request any such ascertainment of the Full Replacement Cost for any Property shall relieve Borrower of any of its obligations under this Subsection 3.1(a)(i);

(ii) Commercial general liability insurance against all claims for personal injury or property damage occurring upon, in or about each Property, including “Dram Shop” or other liquor liability coverage if alcoholic beverages are sold from or may be consumed at any Property and garage keepers’ liability coverage (if applicable), such insurance (1) to be on the so-called “occurrence” form with a general aggregate limit of not less than $2,000,000.00 and a per occurrence limit of not less than $1,000,000.00; (2) to be continued at not less than the aforesaid limit until required to be increased by Lender in writing by reason of changed economic conditions making such protection inadequate (in the reasonable estimation of Lender); and (3) to cover at least the following hazards:  (A) premises and operations (including Fire Damage Legal Liability); (B) products and completed operations on an “if any” basis; (C) independent contractors; (D) blanket contractual liability for advertising and all written and oral contracts to the extent of tort liability; and (E) contractual liability covering the indemnities contained in the Loan Documents to the extent the same is available;

(iii) Business interruption/loss of rents insurance (1) with loss payable to Lender; (2) covering “All Risks” or “Special Perils” as required to be covered by the insurance provided for in Subsection 3.1(a)(i) and (ii); (3) in an amount equal to 100% of the projected gross income from each Property (on an actual loss sustained basis) for a period of not less than twelve (12) months following the date of loss (the amount of such coverage shall be determined prior to the Funding Date and at least once each year thereafter based on the greater of: (x) reasonable estimate by Borrower Parties of the gross income from each Property for the succeeding twelve (12) month period, and (y) the highest gross income received during the term of the Note for any consecutive twelve (12) month period prior to the date the amount of such insurance is being determined); (4) with a deductible of not greater than an amount equal to 48 hours loss; and (5) containing an extended period of indemnity endorsement which provides that after the physical loss to the affected Improvements has been repaired, the continued loss of income will be insured until the earlier of such income returning to the same level it was at prior to the loss or the expiration of one hundred eighty (180) days from the date that normal operations are resumed at the affected Property (notwithstanding that the policy may expire prior to the end of such period).  All insurance proceeds payable to Lender pursuant to this Subsection 3.1(a)(iii) shall be held by Lender and shall be applied to the Obligations from time to time due and payable under the Note and this Agreement; provided, however, that so long as no Event of Default exists, Lender shall disburse to the applicable Individual Borrower, on a monthly basis (consistent with an annual operating budget delivered to Lender) funds representing business interruption proceeds (to the extent actually received by Lender) for payment of Operating Expenses and Debt Service upon receipt by Lender of a written request for disbursement from the applicable Individual Borrower, summarizing the Operating Expenses and/or Debt Service to be paid with the subject disbursement; provided, further, that nothing herein contained shall be deemed to relieve Borrower of its obligation to pay the Obligations on the respective dates of payment provided for in the Note and this Agreement except to the extent such amounts are actually paid to and retained by Lender out of the proceeds of such business interruption insurance;

(iv) At all times during which structural construction, repairs or alterations are being made with respect to any Property, applicable contractors shall provide:  (1) owner’s and contractor’s protective liability insurance covering claims not covered by or under the terms or provisions of the commercial general liability insurance policy referenced in Subsection 3.1(a)(ii); and (2) the insurance provided for in Subsections 3.1(a)(i) and (iii), written in a so-called “builder’s risk completed value form” (A) on a non-reporting basis, (B) against “All Risks” or “Special Perils” as required pursuant to Subsection 3.1(a)(i), (C) including permission to occupy such Property, and (D) with an agreed amount endorsement waiving co-insurance provisions;

(v) To the extent required by applicable Legal Requirements, workers’ compensation, subject to the statutory limits of the State, and employer’s liability insurance with a limit of at least $1,000,000.00 per accident and per disease per employee, and $1,000,000.00 for disease aggregate in respect of any work or operations on or about each Property, or in connection with each Property or its operation (if applicable);

(vi) Comprehensive boiler and machinery insurance in customary and reasonable amounts (to the extent Lender, in the exercise of its reasonable judgment, deems such coverage reasonably necessary based on the equipment at a particular Property);

(vii) If any portion of any Property is at any time located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor or comparable law (the “Flood Insurance Acts”), flood hazard insurance in an amount equal to the lesser of (1) 100% of the “Full Replacement Cost,” determined in accordance with the provisions of Subsection 3.1(a)(i), and (2) the maximum limit of coverage available for such Property under the Flood Insurance Acts;

(viii) Umbrella liability insurance in an aggregate amount of not less than $25,000,000.00 per occurrence, and with deductibles (including any self insurance or retention) and on terms consistent with the commercial general liability insurance policy required under Subsection 3.1(a)(ii); and

(ix) Such other insurance (other than terrorism or earthquake insurance) and in such amounts as Lender from time to time may reasonably require against such other insurable hazards which at the time are commonly insured against for properties similar to each Property located in or around the region in which the Portfolio is located.

(b) Policies.  All insurance provided for in Subsection 3.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” and individually, a “Policy”), in such forms and, from time to time after the Funding Date, in such amounts as may be satisfactory to Lender (in the exercise of its reasonable judgment), issued by financially sound and responsible insurance companies authorized and admitted to do business in the State, having a general policy rating of “A” or better and a financial class of “X” or better, each as determined by AM Best Company, Inc., and otherwise acceptable to Lender in the exercise of its reasonable judgment (each such insurer satisfying the foregoing is referred to below as a “Qualified Insurer”).  Not less than ten (10) days prior to the expiration dates of the Policies in force as of the Funding Date, Borrower shall deliver to Lender certificates (in ACORD format 25 and ACORD format 28 (2003/10 form)) evidencing renewal Policies complying with the requirements of this Section 3.1, such certificates to be in format reasonably required by Lender and to be marked “premium paid” (or Borrower shall provide other evidence satisfactory to Lender (in its reasonable judgment) of the payment in full of all premiums due under such Policies (the “Insurance Premiums”)).

(c) Blanket Policies.  Borrower shall not obtain (i) any blanket liability or casualty Policy unless, in each case, such Policy is approved in advance by Lender (Lender acknowledges its approval of the blanket policies in effect as of the Funding Date, and Lender’s approval of Borrower’s blanket Policies following the Funding Date will not be required so long as any replacement blanket Policy is substantially similar to the blanket Policy approved by Lender on the Funding Date, confirmed by the ACORD certificates described in Section 3.1(b)), or (ii) without Lender’s prior written consent (issued or withheld in Lender’s reasonable judgment), separate insurance concurrent in form or contributing in the event of loss with that required in Subsection 3.1(a).  If a Borrower Party obtains separate insurance or a blanket Policy, Borrower shall notify Lender of the same and shall cause certificates with respect to each Policy to be delivered to Lender as required in Subsection 3.1(b).

(d) Lender as Insured.  All Policies, except for the Policies referenced in Subsection 3.1(a)(v), shall name the applicable Individual Borrower as the named insured and Lender as an additional insured and loss payee, as their respective interests may appear, and in the case of property damage, boiler and machinery, builder’s risk, and flood insurance, shall contain a so-called “New York standard non-contributing mortgagee” clause in favor of Lender providing that any loss thereunder covered by such Policy shall be payable to Lender.

(e) Policy Endorsements.  All Policies shall contain clauses or endorsements to the effect that:

(i) No act or negligence of any Borrower Party, of anyone acting for a Borrower Party, or of any Tenant, or failure to comply with the provisions of any Policy that might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii) No Policy may be materially changed (other than to increase the coverage provided thereby) or cancelled without at least thirty (30) days prior written notice to Lender and any other party named therein as an insured or additional insured;

(iii) The issuers thereof shall give written notice to Lender if the Policy has not been thirty (30) days prior to its expiration; and

(iv) Lender shall not be liable for any Insurance Premiums or assessments thereon, except that Lender may, but shall have no obligation to, pay any Insurance Premiums to continue any Policy in full force and effect in the event Borrower fails to do so (any such amounts so paid by Lender shall be paid by Borrower to Lender within the Demand Period, and until paid shall constitute part of the Obligations, shall be secured by the Loan Documents and shall bear interest at the Default Rate accruing from the expiration of the Demand Period until Lender receives payment in full of such amount).

(f) Intentionally Omitted.

(g) Lender Self-Help.  If at any time Lender is not in receipt of written evidence that all Insurance required hereunder is in full force and effect, Lender shall have the right, upon three (3) Business Days prior notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Portfolio, including obtaining such Insurance as Lender, in its discretion, deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining and maintaining such Insurance shall be paid by Borrower to Lender before the expiration of the Demand Period, and until paid shall constitute part of the Obligations, shall be secured by the Loan Documents and shall bear interest at the Default Rate from the expiration of the Demand Period until Lender receives payment in full of such amount.

(h) Vesting in Lender.  In the event of a foreclosure or other transfer of title to any Property to Lender or a third party purchaser at foreclosure in extinguishment in whole or in part of the Obligations, and to the extent permitted under the Policies, all right, title and interest of Borrower Parties in and to all proceeds payable pursuant to the Policies as of the effective date of transfer of title (including proceeds payable under blanket policies) shall thereupon vest exclusively in Lender or the purchaser at such foreclosure.

(i) Subrogation.  All Insurance (as applicable) and all renewals thereof shall contain, in form and substance reasonably acceptable to Lender, a standard “Waiver of Subrogation” endorsement.

Section 3.2. Use and Application of Insurance Proceeds.

(a) Restoration.  If any portion of any Property (or any material portion of the other Collateral) shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt written notice of such damage to Lender.  If Net

Proceeds are made available to a Borrower Party for Restoration as provided in Subsections 3.2(c) and 3.2(d), the applicable Individual Borrower shall, in accordance with the terms of this Section 3.2, promptly commence and diligently prosecute to completion the repair and restoration of the affected Collateral as nearly as possible to the condition the affected Collateral was in immediately prior to such Casualty (such repair and restoration, collectively, a “Restoration”) and shall pay all costs of such Restoration (even if Net Proceeds are not sufficient to pay in the full the cost of Restoration).  Regardless of whether Net Proceeds are made available to any Individual Borrower, Borrower shall, promptly following the occurrence of a Casualty and diligently thereafter, undertake all actions necessary to keep the affected Property safe, secure and free from reasonably foreseeable hazards and otherwise in material compliance with applicable Legal Requirements.  Notwithstanding any Casualty, Borrower shall continue to pay the Obligations at the time and in the manner provided for its payment in this Agreement.

(b) Adjustments by Lender.  Upon any Casualty covered by any Insurance, then (i) if an Event of Default exists, Lender is hereby authorized, at its option (exercisable in its discretion), to settle and adjust any claim without the consent of Borrower Parties; or (ii) if the Casualty in question is a Major Damage Event, Lender shall allow the applicable Individual Borrower up to one hundred eighty (180) days following the occurrence of the Casualty to settle and adjust such claim with the prior written consent of Lender (such consent not to be unreasonably withheld); provided, however, that if the applicable Individual Borrower has failed to settle and adjust any claim associated with a Casualty within one hundred eighty (180) days after the occurrence of such Major Damage Event, Lender is hereby authorized, at its option (exercisable in its reasonable discretion), to settle and adjust any claim with the prior written consent of the applicable Individual Borrower (such consent not to be unreasonably withheld); provided, further, that in any case, Lender shall, and is hereby authorized to, collect and hold (without interest) any and all such insurance proceeds subject to the terms of this Section 3.2.  If a Casualty does not constitute a Major Damage Event, then the applicable Individual Borrower shall diligently pursue settlement of all insurance claims, shall hold all Net Proceeds associated with such non-Major Damage Event in trust to be applied toward the costs associated with the restoration of the affected Property, and shall promptly commence and diligently pursue to completion all restoration and repair work reasonably necessary to return the affected Property to the condition it was in immediately prior to the non-Major Damage Event.  The applicable Individual Borrower shall provide Lender with reasonable written updates, at reasonable intervals, in connection with all restoration efforts associated with non-Major Damage Events.  The reasonable third party expenses incurred by Lender in the adjustment and collection of insurance proceeds shall be reimbursed by Borrower to Lender within the Demand Period and until paid shall constitute part of the Obligations, shall be secured by the Loan Documents and shall bear interest at the Default Rate from expiration of the Demand Period until payment in full is received by Lender, or, to the extent sufficient insurance proceeds are available, said expenses shall be deducted from said proceeds by Lender prior to any other application thereof.  Each Qualified Insurer is hereby authorized and directed by Borrower to make payment for all losses associated with a Major Damage Event to Lender alone, and not to Lender and any Individual Borrower or any other Person jointly.  Borrower agrees to promptly execute and deliver to Lender all documents and promptly make all deliveries reasonably requested by Lender in order to permit Lender to adjust any such claim and to authorize and direct any insurer to pay insurance proceeds relating to a Major Damage Event to Lender alone and not jointly to Lender and any Individual Borrower or any other Person.  “Net Proceeds” means the net amount of all insurance proceeds received by Lender under the Policies described in Subsections 3.1(a) as a result of a Casualty, after deduction of Lender’s reasonable third party costs and expenses (including reasonable attorneys’ fees), if any, in collecting same.

(c) Conditions to Disbursements for Restoration.  The following provisions shall apply in connection with any Restoration of a Major Damage Event:

(i) Lender shall make the Net Proceeds associated with a Major Damage Event available to the applicable Individual Borrower for Restoration, provided that each of the following conditions are satisfied (satisfaction to be determined by Lender in the exercise of its reasonable judgment):

(A) As of the date of each distribution of Net Proceeds, no Monetary Potential Default then exists and no Event of Default then exists;

(B) Within ninety (90) days following the occurrence of the Casualty, the applicable Individual Borrower shall prepare, or shall cause to be prepared, all required Restoration Documents and applications for the issuance of all permits required for the Restoration, with copies thereof delivered to Lender;

(C) Lender and the Casualty Consultant shall have approved the Restoration Documents in accordance with Subsection 3.2(e);

(D) As of the date of each distribution of Net Proceeds, Lender shall be satisfied, in the exercise of its reasonable judgment, that based upon a report issued by the Casualty Consultant and such other factors as Lender reasonably deems relevant, the costs of Restoration and ongoing Operating Expenses (including Debt Service) allocated to the affected Property will be covered out of (1) undisbursed Net Proceeds (including the proceeds of the coverage referred to in Subsection 3.1(a)(iii)), (2) Rents that are and shall continue to be generated by the affected Property despite the Casualty, and/or (3) other funds of Borrower deposited with Lender pursuant to Subsection 3.2(g);

(E) Prior to the initial disbursement of Net Proceeds, Lender shall be satisfied that, within six (6) months following completion of the Restoration, the Net Operating Income associated with the affected Property will be restored to a level sufficient to generate a Debt Service Coverage Ratio (based on a fully amortizing 20-year schedule and the Allocated Loan Amount associated with the affected Property) for such affected Property of at least 125%;

(F) Prior to the initial disbursement of Net Proceeds, Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) twelve (12) months after the occurrence of the Casualty, or (3) such time as may be required under all Legal

Requirements in order to repair and restore the affected Collateral to the condition it was in immediately prior to such Casualty;

(G) Prior to the initial disbursement of Net Proceeds, Borrower shall execute and deliver to Lender a completion guaranty in form and substance reasonably satisfactory to Lender and its counsel, pursuant to which Borrower shall guaranty to Lender the lien-free completion of the Restoration in accordance with the provisions of this Section 3.2;

(H) Prior to the initial disbursement of Net Proceeds, Lender shall be satisfied that the affected Property and the use thereof after the Restoration will be in compliance (in all material respects) with and permitted under all Legal Requirements;

(I) Prior to the initial disbursement of Net Proceeds, Lender shall be satisfied that the Restoration shall be undertaken and completed such that no Lease (or combination of Leases), which are in place at the affected Property as of the date of the Casualty and which cover (singularly or in the aggregate) 25% or more of the gross rentable area of the affected Property, can be terminated as a result of the Casualty;

(J) Promptly following the issuance of all required permits and the decision of Lender to make Net Proceeds available for Restoration in accordance with this Subsection 3.2(c), the applicable Individual Borrower shall commence the Restoration;

(K) As of the date of each distribution of Net Proceeds, Lender shall be satisfied (in the exercise of its reasonable judgment) that the applicable Individual Borrower is diligently pursuing the Restoration to satisfactory completion; and

(L) As of the date of each distribution of Net Proceeds, Borrower must be in compliance with the conditions specified in Subsections 3.2(d), (e) and (g) below.

(d) Disbursement Procedures.  The Net Proceeds shall be held by Lender (in a non-interest bearing account) and, unless and until disbursed to the applicable Individual Borrower in accordance with the provisions of this Section 3.2, shall constitute additional security for the Obligations.  Subject to satisfaction of the conditions of this Section 3.2, the Net Proceeds designated for Restoration costs shall be disbursed by Lender to, or as directed by, the applicable Individual Borrower from time to time prior to or during the course of the Restoration, but not more than once per 30-day period, upon receipt of (i) a disbursement request from the applicable Borrower Party in form and content reasonably required by Lender, (ii) an inspection report from the Casualty Consultant acceptable to Lender (in the exercise of its reasonable judgment), (iii) evidence reasonably satisfactory to Lender that all materials installed and work and labor performed in connection with the related Restoration item have been paid for in full (except to the extent that they are to be paid for out of the requested disbursement), including a certification from the applicable Individual Borrower that there exist no notices of pendency, stop orders, mechanic’s or material supplier’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the affected Property which have not either been fully bonded to the reasonable satisfaction of Lender and discharged of record or, in the alternative, fully insured to the reasonable satisfaction of Lender by the Title Company, and (iv) title insurance “date downs” and endorsements to the Title Policy without exception as to mechanics’ or material supplier’s liens, intervening choate or inchoate liens, judgments, survey matters, or other material matters of record.  Any Net Proceeds received by Lender and held for application to Operating Expenses and Debt Service shall be disbursed to the applicable Individual Borrower in accordance with Subsection 3.1(a)(iii).  All Net Proceeds disbursed to a Borrower for Restoration shall be held in trust by the recipient and used for the sole purpose of completion of the Restoration in accordance with the provisions of this Section 3.2.

(e) Restoration Documents.  All plans and specifications and construction agreements (collectively, “Restoration Documents”) necessary for the Restoration shall be subject to prior review and approval by Lender and by a qualified independent consulting engineer selected by Lender (the “Casualty Consultant”), all such approvals not to be unreasonably withheld.  In the event Lender does not notify the applicable Individual Borrower of the approval or disapproval by Lender and the Casualty Consultant of the Restoration Documents within ten (10) Business Days after receipt of a complete set thereof by Lender and the Casualty Consultant, then Lender and the Casualty Consultant shall be deemed to have approved the Restoration Documents.  Subject to all necessary approvals and consents (the consent of Borrower Parties being deemed issued), Lender shall have the use of the Restoration Documents and all permits, licenses and approvals required or obtained in connection with the Restoration.  The identity of the general contractor and other significant contractors engaged in the Restoration shall be subject to prior review and approval by Lender and the Casualty Consultant (each such approval not to be unreasonably withheld).  All reasonable third party costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration or for the payment of Operating Expenses, including reasonable third party attorneys’ fees and disbursements and the Casualty Consultant’s reasonable fees (which in no event shall exceed then prevailing market rates), shall be deducted from the Net Proceeds or if the Net Proceeds are not sufficient, paid by Borrower to Lender within the Demand Period and until paid shall constitute part of the Obligations, shall be secured by the Loan Documents and shall bear interest at the Default Rate from the expiration of the Demand Period until payment in full is received by Lender.

(f) Amount of Disbursements.  In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration (including Lender’s reasonable third party costs and expenses), as certified by the Casualty Consultant, minus the Restoration Retainage.  “Restoration Retainage” means an amount equal to the greater of (i) ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, and (ii) the amount actually held back by the applicable Individual Borrower from contractors, subcontractors and material suppliers engaged in the Restoration.  The Restoration Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been substantially completed in accordance with the provisions of this Section 3.2 and that all approvals necessary for the re-occupancy and use of the affected Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Restoration Retainage, provided, however, that Lender will release the portion of the Restoration Retainage being held with respect to any contractor, subcontractor or material supplier engaged in the Restoration as of the date upon which either (i) the Casualty Consultant certifies to Lender that the contractor, subcontractor or material supplier has satisfactorily completed all work and has supplied all materials in accordance with the provisions of that contractor’s, subcontractor’s or material supplier’s contract, or (ii) the applicable contractor, subcontractor or material supplier delivers to Lender lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or material supplier as may be reasonably requested by Lender or by the Title Company.  If required by Lender, the release of any such portion of the Restoration Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or material supplier.

(g) Restoration Deficiency.  If at any time the Net Proceeds or the undisbursed balance thereof, together with Rents that will continue to be generated by the affected Property despite the Casualty, shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration and ongoing Operating Expenses (including Debt Service) associated with the affected Property, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made (but in all events Borrower shall make such deposit within sixty (60) days following demand).  The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration and/or for ongoing Operating Expenses (including Debt Service) associated with the affected Property on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed shall constitute additional security for the Obligations.

(h) Release of Remaining Proceeds.  Provided (i) no Monetary Potential Default then exists and no Event of Default then exists, (ii) Lender shall re-confirm that within six (6) months following completion of the Restoration the Net Operating Income for the affected Property will be restored to a level sufficient to generate a Debt Service Coverage Ratio (based on a fully amortizing 20-year schedule and the Allocated Loan Amount associated with the affected Property) for such affected Property of at least 125%, (iii) the Casualty Consultant certifies to Lender that the Restoration has been substantially completed in accordance with the provisions of Section 3.2, and (iv) Lender receives evidence reasonably satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full (except to the extent said costs shall be paid out of the final disbursement), Lender shall promptly remit to the applicable Individual Borrower the excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender.

(i) Application of Remaining Proceeds.  If Lender makes a determination (in the exercise of its reasonable judgment) pursuant to this Section 3.2 that one or more of the conditions to disbursement of Net Proceeds set forth in Subsection 3.2(c)(i) has not or will not be satisfied, then all Net Proceeds then held by Lender shall be retained and applied by Lender toward the payment of the Obligations, whether or not then due and payable in such order, priority and proportions as Lender in its reasonable discretion shall deem proper.  Provided no

Event of Default has occurred and is continuing as of the date Lender applies the Net Proceeds to the Obligations, no Applicable Prepayment Fee shall be payable in connection with any such prepayment.  If an Event of Default exists while Lender is holding Net Proceeds, Lender may at its option apply the Net Proceeds toward the payment of the Obligations, whether or not then due and payable in such order, priority and proportions as Lender in its discretion shall deem proper (including toward payment of any Applicable Prepayment Fee applicable to such prepayment).  If Lender applies Net Proceeds to the Obligations, the lien of the Loan Documents shall be reduced only by the amount of Net Proceeds actually applied by Lender in reduction of the Obligations, but if the Net Proceeds do not discharge the Allocated Loan Amount relating only to the affected Property in full, then Lender may elect to accelerate repayment of, or Borrower may elect to prepay, the entire remaining outstanding balance of the Allocated Loan Amount relating only to the affected Property, such prepayment to be made in either case within one hundred twenty (120) days following notice from the electing party to the other party (or such longer period as may be reasonably necessary for Borrower to secure replacement financing as long as Borrower Parties are diligently pursuing said refinancing in good faith), without any Applicable Prepayment Fee due thereon so long as no Event of Default exists as of either the date Lender so accelerates or Borrower elects prepayment of said Allocated Loan Amount and the date said Allocated Loan Amount is fully and finally repaid.

Section 3.3. Condemnation Awards.  Borrower shall promptly notify Lender of the receipt by a Borrower Party of notice of the institution of any proceeding for the condemnation or other taking of any Property or any portion thereof.  Lender may participate in any such proceeding relating to a Major Damage Event and the applicable Individual Borrower shall deliver to Lender all instruments necessary or required by Lender to permit such participation.  Without Lender’s prior written consent (which consent shall not be unreasonably withheld), no Borrower Party, in connection with any Major Damage Event, shall agree to any compensation or award and/or take any action or fail to take any action which would cause the compensation to be determined.  All awards and compensation for the taking or purchase in lieu of condemnation of any Property or any part thereof are hereby assigned to and shall be paid to Lender for application to the Obligations (except as expressly provided below).  Borrower Parties authorize Lender to collect and receive such awards and compensation, to give proper receipts and acquittances therefor, and to apply the same toward the payment of the Obligations in such order, priority and proportions as Lender in its reasonable discretion shall deem proper (and provided no Event of Default exists as of the date Lender applies such condemnation proceeds to the Obligations, no Applicable Prepayment Fee shall be payable in connection with any such prepayment), notwithstanding that the Obligations may not then be due and payable; provided, however, that if the condemnation in question does not constitute a Major Damage Event and the applicable Individual Borrower requests that such proceeds be used for non-structural site improvements (such as landscape, driveway, walkway and parking area repairs) to the affected Property which are required to be made as a result of such condemnation, Lender will apply the award to such restoration in accordance with disbursement procedures applicable to Net Proceeds.  Borrower Parties, upon request by Lender, shall execute all instruments reasonably requested by Lender to confirm the assignment of the awards and compensation to Lender, free and clear of all Liens, charges (except as expressly set forth above) or encumbrances.  If Lender applies condemnation proceeds to the Allocated Loan Amount relating only to the affected Property, the lien of the Loan Documents shall be reduced only by the amount of such proceeds actually applied by Lender in reduction of the Obligations, but if such proceeds do not discharge the Obligations in full, then Lender may elect to accelerate repayment of, or Borrower may elect to repay, the entire remaining outstanding balance of the Allocated Loan Amount relating only to the affected Property, such prepayment to be made in either case within one hundred twenty (120) days following notice from the electing party to the other party (or such longer period as may be reasonably necessary for Borrower Parties to secure replacement financing as long as Borrower Parties are diligently pursuing said refinancing in good faith), without any Applicable Prepayment Fee due thereon so long as no Event of Default exists as of both the date Lender so accelerates or Borrower elects repayment of said Allocated Loan Amount and the date said Allocated Loan Amount is fully and finally repaid.

Section 3.4. Impounds.

(a) In connection with a permitted assumption or transfer of the Loan pursuant to Subsection 7.1(c), and in order to assure compliance with Borrower’s obligations pursuant to Section 7.2, but not in lieu of such obligations, Borrower (or its permitted successor) shall deposit with Lender, monthly on each Payment Date (commencing on the first Payment Date following Lender’s written request), one-twelfth (1/12th) of the annual charges for Taxes (collectively, “Impounds”). Each deposit shall be in an amount reasonably determined by Lender that will be sufficient (when combined with other monthly installments) to make full payment of all Impounds thirty (30) days prior to the date any delinquency or penalty becomes due with respect to such Impounds.  Deposits shall be made on the basis of the Impounds which have been fixed for the then current year; provided, however, that prior to the date that such Impounds have been so fixed, deposits shall be made on the basis of Lender’s reasonable estimate from time to time of the amount of Impounds for the then current year (after giving effect to any recalculation or reassessment or, at Lender’s election, on the basis of the Impounds for the prior year).  All funds so deposited shall not be construed as trust funds, may be held by Lender, without interest, and may be commingled with Lender’s general funds.  Borrower Parties (including any permitted successor to Borrower Parties) hereby grants to Lender a security interest in all Impounds so deposited with Lender for the purpose of securing the Obligations.  Upon the occurrence of an Event of Default, all Impounds deposited with Lender may be applied in payment of the Impounds for which such funds have been deposited, or to the payment of the Obligations, as Lender may elect, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender.  Borrower’s permitted successor shall furnish Lender with bills for the Impounds at least thirty (30) days prior to the date on which such Impounds first become payable.  If at any time Lender determines that the amount on deposit with Lender, together with the monthly installments to be deposited by Borrower’s permitted successor before the Impounds are payable, are insufficient to pay the Impounds, Borrower’s permitted successor shall deposit any deficiency with Lender within the Demand Period.  Provided no Event of Default has occurred, Lender shall pay the Impounds when the amount on deposit with Lender is sufficient to pay such Impounds and Lender has received a bill for such Impounds.

(b) Borrower Parties acknowledges that Lender may, at any time Impounds are not being collected by Lender pursuant to Section 3.4(a) and at the sole cost and expense of Borrower, engage the services of a tax service company to verify the status of taxes and assessments on the Portfolio.  Lender shall be entitled to rely upon (regardless of whether or not

Lender engages a tax service company) any certificate, advice or bill from any authority (or any official thereof) to which such payments are payable, and Lender shall have no duty to inquire as to the validity or accuracy of any such certificate, advice or bill or to make any protest in connection therewith.

(c) Nothing contained in this Section 3.4 shall be deemed to affect any right, power, privilege or remedy of Lender under any provision of this Agreement, the Mortgage, any other Loan Document or any statute or rule of law, to pay any amount required to be paid pursuant to Section 7.2, to add the amount so paid to the Obligations and to require Borrower to reimburse Lender for such amount, together with interest thereon at the Default Rate from the expiration of the Demand Period until payment in full is received by Lender.  In the event of any transfer of Borrower’s right, title and interest in or to all or any part of the Portfolio (without implying any consent of Lender to any such transfer except as expressly set forth in this Agreement), Lender shall be entitled to treat such transfer as also effecting an assignment to the transferee of all right, title and interest of Borrower Parties in and to any and all such deposits relating to the transferred portion of the Portfolio.  After any assignment by Lender of its interest in the Loan, any such deposits on hand shall, in Lender’s discretion, be turned over to the assignee or returned to Borrower Parties, and all further responsibility of Lender with respect to such deposits shall terminate.

ARTICLE 4.

LEASING MATTERS

Section 4.1. Representations and Warranties.  Borrower represents and warrants to Lender that:  (a) the rent roll delivered to Lender and attached hereto as Schedule 4.1 (the “Rent Roll”) is true, complete and correct in all material respects, and all Leases are valid and in and full force and effect; (b) all of the Leases (including amendments) are in writing, and there are no oral agreements with respect thereto; (c) the copies of the Leases delivered to Lender are true, complete and correct and include any and all amendments; (d) to Borrower’s knowledge, no Borrower Party as “landlord” nor any Tenant is in default in any material respect under any of the Leases; (e) Borrower has no knowledge of any notice of termination or “landlord” default issued by any Tenant with respect to any Lease, and Borrower has provided to Lender copies of all “tenant” default notices issued by or on behalf of an Individual Borrower in respect of uncured tenant defaults; (f) Borrower has not assigned or pledged any of the Leases, the Rents or any interests therein except to Lender; (g) except as set forth in the Rent Roll, no Tenant or other party has an option to purchase all or any portion of any Property; (h) except as set forth on the Rent Roll, no Tenant has the right to terminate its Lease prior to expiration of the stated term of such Lease; (i) no Tenant has prepaid more than one month’s Rent in advance (except for bona fide security deposits as shown on the Rent Roll); and (j) other than amounts applied or returned in accordance with the Leases, the amount of all security deposits held by or on behalf of an Individual Borrower is the entire amount required to be deposited with or on behalf of an Individual Borrower pursuant to the Leases, and said deposits are held, to the extent required by applicable Legal Requirements, in separate and/or interest-bearing accounts.  Within ten (10) days after Lender’s request, Borrower shall furnish to Lender a statement of all tenant security deposits held by or on behalf of an Individual Borrower, certified by an Authorized Representative of Borrower as being true, complete and correct.

Section 4.2. Lender’s Lease Approval Rights.

(a) Any Lease entered into by or on behalf of any Individual Borrower following the Funding Date that does not constitute a Major Lease shall be on a standard form approved by Lender (such approval not to be unreasonably withheld) with no material modifications (except as approved by Lender in writing, such approval not to be unreasonably withheld), prior to execution by or on behalf of any Individual Borrower.

(b) From and after the Funding Date, no Borrower Party nor any Person acting on behalf of a Borrower Party shall, without the prior written consent of Lender (such consent not to be unreasonably withheld):  (i) enter into any Major Lease, (ii) enter into any amendment, modification, replacement, extension of, or renewal of any Major Lease (whether in existence as of the Funding Date or entered into after the Funding Date), other than extensions and/or renewals expressly contemplated by the terms of any approved Major Lease, (iii) enter into any amendment, modification, replacement, extension, or renewal of any non-Major Lease in a manner that would cause such non-Major Lease to become a Major Lease, (iv) consent to an assignment or subletting associated with any Major Lease, or (v) terminate or accept or acquiesce to the surrender of any Lease (regardless of whether said termination relates to a Major Lease or a non-Major Lease), other than a termination that is expressly provided for in such Lease; provided that Lender’s approval for the termination or surrender of a non-Major Lease shall not be required if following any such termination or surrender, the aggregate Portfolio occupancy continues to be at least eighty percent (80%) (for purposes of this subsection (b), “occupancy” means Tenants in occupancy, paying rent at the rates stipulated in their respective Leases and without any other economic or material non-economic default under such Leases).  If any Individual Borrower intends to accept the termination or surrender of a non-Major Lease based on the immediately preceding exception, then concurrently with the effectiveness of said termination or surrender, the applicable Individual Borrower must provide Lender with a current rent roll and affidavit, in form reasonably required by Lender, confirming compliance with the conditions of said exception.  Lender may condition its consent (when required) to any Lease termination on the deposit of any termination or surrender proceeds with Lender for distribution for costs associated with re-letting the subject space.  In connection with any request for approval relating to a leasing matter, provided no Event of Default exists, Lender shall notify Borrower whether Lender has approved any such Lease or amendment, modification, replacement, extension, renewal, assignment, subletting, termination or surrender within ten (10) Business Days following Lender’s receipt of all information reasonably requested by Lender to review any such leasing approval request.  If Lender does not so notify Borrower within ten (10) Business Days following Lender’s receipt of all such information and if no Event of Default exists, Lender’s approval of such leasing matter shall be deemed granted.

Section 4.3. Covenants.  Borrower shall (i) perform, observe, and comply with each of the covenants and agreements which any Individual Borrower is required to perform, observe or comply with under the Leases; (ii) use its commercially reasonable efforts to enforce the obligations to be performed by the Tenants under the Leases; (iii) promptly furnish to Lender any notice of default or termination received by a or on behalf of any Individual Borrower from any Tenant, and any notice of default or termination given by or on behalf of any Individual Borrower to any Tenant; (iv) not collect any Rents for more than thirty (30) days in advance of the time when the same shall become due, except for bona fide security deposits (it being agreed by Borrower that Borrower shall give prompt written notice to Lender if Borrower collects any security deposit under any Lease equal to or in excess of an amount equal to three (3) month’s Rent under such Lease; (v) not enter into any ground lease or master lease of any part of the Portfolio; (vi) not further assign or encumber any Lease; (vii) hold in trust all payments and other monetary consideration received by or for the benefit of a Borrower Party in connection with any surrender or termination of any Lease and shall immediately deposit or cause to be deposited with Lender all such payments and other monetary consideration; and (viii) not, except as permitted in Section 4.2, enter into any new Lease or enter into or accept any extension, modification, termination or renewal of any existing Lease, and any action in violation of clause (v), (vi), (vii), or (viii) of this Section 4.3 shall be void (as to all Borrower Parties ) at the election of Lender.

Section 4.4. Tenant Estoppels.  Following the Funding Date, and within thirty (30) days following Lender’s reasonable request, Borrower shall obtain and furnish to Lender written estoppels in form and substance satisfactory to Lender, executed by the Tenants under all Leases and confirming the term, rent or daily rate, and other provisions and matters relating to the applicable Lease (provided that unless an Event of Default has occurred, Lender shall not make a request under this Section 4.4 with respect to any Lease not more than once during the term of the Loan).

Section 4.5. Conflict with Assignment of Leases and Rents. Any inconsistency between the terms of this Article 4 and the terms of the Assignment of Leases and Rents shall be controlled by the terms of the Assignment of Leases and Rents.

ARTICLE 5.

REPRESENTATIONS AND WARRANTIES

As of the Funding Date, Borrower represents and warrants to Lender that:

Section 5.1. Organization and Power.  Each Borrower Party is duly organized, validly existing and in good standing under the laws of the state of its formation or existence, and is in compliance with all Legal Requirements applicable to doing business in the State. No Borrower Party is a “foreign person” within the meaning of § 1445(f)(3) of the Internal Revenue Code.

Section 5.2. Validity of Loan Documents.  The execution, delivery and performance by each Borrower Party (as applicable) of the Loan Documents (i) are duly authorized and do not require the consent or approval of any other party or Governmental Authority which has not been obtained (and copies of which have been provided to Lender); and (ii) will not violate any Legal Requirement or result in the imposition of any Lien upon the assets of any such party, except as contemplated by the Loan Documents.  The Loan Documents constitute the legal, valid and binding obligations of each Borrower Party (as applicable), enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors’ rights.

Section 5.3. Liabilities; Litigation.

(a) The general financial and operating information relating to each Borrower Party and/or the Portfolio, submitted to Lender by or on behalf of any Borrower Party concurrently with or prior to the date of the Application, is true, complete and correct in all material respects with no significant change since the date of submission.

(b) No Borrower Party is contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and no Borrower Party has knowledge of any Person contemplating the filing of any such petition against any Borrower Party or any Property.

Section 5.4. Taxes and Assessments.  Each Property constitutes a separate tax parcel, and no parcel forming part of the Portfolio is included within a tax parcel, for ad valorem or local real estate tax purposes, that also includes real property not encumbered by the Mortgage.  There are no pending or, to the knowledge of Borrower Parties, any proposed special or other assessments for public improvements or otherwise affecting any Property, nor are there any contemplated improvements to any Property that may result in such special or other assessments.

Section 5.5. Other Agreements; Defaults.  No Borrower Party is a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which might adversely affect any Property or the business, operations, or condition (financial or otherwise) of any Borrower Party.  No Borrower Party is in violation of any agreement which violation would have an adverse effect on any Property or any Borrower Party or the business, properties, or assets, operations or condition (financial or otherwise) of any Borrower Party.

Section 5.6. Compliance with Legal Requirements.

(a) Each Borrower Party has all requisite licenses, permits, franchises, qualifications, certificates of occupancy or other governmental authorizations to own, lease and operate each Property and carry on its business.  The use being made of each Property is in conformity with the certificate of occupancy and/or applicable permits or governmental authorizations and any other restrictions, covenants or conditions affecting such Property.

(b) Each Property is in compliance with all applicable Legal Requirements (including building, parking, subdivision, land use, health, fire, safety and zoning ordinances and codes).

(c) No Property constitutes, in whole or in part, a legally non-conforming use under any Legal Requirements.

(d) No condemnation has been commenced or, to Borrower’s knowledge, is contemplated with respect to all or any portion of any Property or for the relocation of roadways providing access to any Property.

(e) Each Property has adequate rights of access to public ways, and all roads necessary for the full utilization of each Property for its current purpose have been completed and dedicated to public use and accepted by applicable Governmental Authorities.

(f) Except to the extent that any Property is adequately served by private systems and facilities located on such Property (and disclosed on the survey delivered to Lender on the

Funding Date), each Property is served by adequate water, sewer, sanitary sewer and storm drain facilities, all public utilities necessary or convenient to the full use and enjoyment of such Property are located in the public right-of-way abutting such Property, and all such utilities are connected so as to serve such Property without passing over other property, except to the extent such other property is subject to a perpetual easement for such utility benefiting such Property.

(g) Borrower and, to the knowledge of Borrower, each other party bound under any declaration, reciprocal easement agreement, or other instrument of covenants, conditions and restrictions affecting any of the Properties are current in the payment of all sums that may be due thereunder and are otherwise in compliance in all material respects with the other provisions thereof.

Section 5.7. Location of Borrower.  The principal place of business and chief executive offices of each Borrower Party are located at the addresses stated in Section 9.1.

Section 5.8. ERISA.  No Borrower Party has established any pension plan for employees that would cause a Borrower Party to be subject to ERISA.

Section 5.9. Margin Stock.  No part of proceeds of the Loan will be used for purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

Section 5.10. Tax Filings.  Each Borrower Party has filed (or have obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by such  Borrower Party, respectively.

Section 5.11. Solvency.  The fair saleable value of each Borrower Parties’  assets exceeds and will, immediately following the funding of the Loan, exceed such Borrower Party’s total liabilities, including subordinated, unliquidated, disputed and contingent liabilities.  The fair saleable value of each Borrower Parties’ assets are and will, immediately following the funding of the Loan, be greater than such Borrower Party’s probable liabilities, including the maximum amount of its contingent liabilities on its Debts as such Debts become absolute and matured.  Each Borrower Parties’ assets do not and, immediately following the funding of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.  No Borrower Party intends to, and does not believe that it will, incur Debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debts as they mature (taking into account the timing and amounts of cash to be received by such Borrower Party and the amounts to be payable on or in respect of obligations of such Borrower Party).

Section 5.12. Full and Accurate Disclosure.  No statement of fact made by or on behalf of any Borrower Party in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact.  There is no fact presently known to any Borrower Party which has not been disclosed to Lender that materially and adversely affects, or as far as any Borrower Party can reasonably predict, might materially and adversely affect, any Property or the business, operations or condition (financial or otherwise) of any Borrower Party.

Section 5.13. Property Conditions.  Each Property is free of material structural defects, and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear.

Section 5.14. Terrorism and Anti-Money Laundering.

(a) As of the Funding Date, no direct or indirect holder of a beneficial interest in Borrower is an OFAC Prohibited Person.

(b) To comply with the Anti-Money Laundering Laws, all payments by a Borrower Party to Lender or from Lender to a Borrower Party shall only be made in the name of a Borrower Party and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or a bank that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time.

(c) Each Borrower Party agrees to provide to Lender, or to cause any other Person having a beneficial interest in a Borrower Party, to provide, at any time and from time to time during the term of the Loan, such information as Lender determines to be necessary or appropriate to comply with the Anti-Money Laundering Laws of any applicable jurisdiction, or to respond to requests for information concerning the identity of any Borrower Party or any Person having a direct or indirect beneficial interest in any Borrower Party, from any Governmental Authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information.

(d) The representations and warranties set forth in this Section 5.14 shall be deemed repeated and reaffirmed by each Borrower Party as of each Payment Date and as of each date on which any Borrower Party receives any funds from Lender.  Each Borrower Party agrees to promptly notify Lender in writing should it become aware of any change in the information set forth in this Section 5.14.

Section 5.15. Financing Transaction.  The Loan is (or shall be) evidenced by debt instruments that are intended to be accounted for as “debt” on the balance sheet of each Borrower Party, and each Borrower Party shall account for the Loan as “debt” in all financial statements prepared by or on behalf of each Borrower Party.

Section 5.16. Personal Property.  Except for the Personal Property listed on Schedule 5.16 attached hereto, no material tangible Personal Property is located within or outside any Property or used or proposed to be used in any Property.  A Borrower Party has good title to all Personal Property free and clear of all Liens, except as disclosed on Schedule 5.16.

Section 5.17. Additional Real Property.  Except for the Land (as defined in the Mortgage) and Improvements and any contiguous public streets and sidewalks, no Borrower Party nor any Property Manager uses or occupies any other material real property in connection with the operation, occupancy and management of any Property.

Section 5.18. Material Agreements.

(a) As of the Funding Date, each Property owned by an Individual Borrower is managed by Carveout Indemnitor in accordance with the partnership agreement for such Individual Borrower, and no separate management or leasing agreements currently exist.  Management fees payable to Carveout Indemnitor shall not be modified to the extent that such modification would cause the management fees to exceed market rates payable to unrelated and qualified third party property managers and/or leasing agents.

(b) No Borrower Party other than Carveout Indemnitor has any right or claim to, or obligation to pay, any fees, commissions, royalties, compensation or other remuneration in connection with or arising out of the use, occupancy, management, and operation of any Property.  Except as set forth in Schedule 5.18, there are no Material Agreements affecting any Property.

ARTICLE 6.

FINANCIAL REPORTING; AUDITS

Section 6.1. Financial Statements.  While any of the Obligations remain outstanding, Borrower shall furnish to Lender, or in the case of the reporting under Subsection 6.1(e) below, Borrower shall cause Carveout Indemnitor to furnish to Lender, each of the following within the specified time period, each in hardcopy and electronic form, and each to be in format reasonably required by Lender:

(a) If requested by Lender, within thirty (30) days after the end of each calendar quarter (including the last calendar quarter of each year), a quarterly rent roll for each Property, certified to Lender by an Authorized Representative of Borrower as true, accurate and complete;

(b) Intentionally omitted;

(c) If requested by Lender, within thirty (30) days after the end of each calendar quarter (including the last calendar quarter of each year), quarterly operating statements for each Property (including capital expenses), certified by an Authorized Representative of Borrower as true, accurate and complete;

(d) Within ninety (90) days following the end of each calendar year: (i) annual operating statements and a current rent roll for each Property, certified by an Authorized Representative of Borrower as true, accurate and complete, (ii) a fully-executed copy (certified by an Authorized Representative of Borrower as true, complete and correct) of any Lease executed by (or on behalf of) any Borrower Party during the preceding year that did not require Lender’s consent, and (iii) a capital expenditure summary for each Property for the preceding calendar year, certified by an Authorized Representative of Borrower as true, accurate and complete;

(e) Within ninety (90) days following the end of each calendar year, annual audited financial statements, including a balance sheet, for Carveout Indemnitor, certified by an Authorized Representative of Carveout Indemnitor as true, accurate and complete;

(f) If prepared by Borrower in the ordinary course of its business, within thirty (30) days following completion thereof by Borrower, final annual operating and capital expenditure budgets for each Property for the ensuing calendar year;

(g) Promptly following receipt, copies of all material notices (meaning written notices of violation of Legal Requirements or material notices to or from any Tenants, but excluding routine correspondence) issued or received in connection with the ownership and operation of any Property;

(h) Within sixty (60) days following the occurrence of any Permitted Transfer described in clause (a)(iii) of the definition of “Permitted Transfer” in Section 1.1, a certification, executed by an Authorized Representative of Carveout Indemnitor or any successor permitted under said clause (a)(iii) (as the case may be), confirming that immediately following such Permitted Transfer, Carveout Indemnitor or any such successor (as the case may be) was in compliance with the conditions and requirements set forth in said clause (a)(iii); and

(i) Promptly following Lender’s request, such other reasonable financial information relating to any Property or any Borrower Party as Lender may request in writing from time to time.

Section 6.2. Accounting Principles.  All financial statements for the Carveout Indemnitor set forth above shall be prepared in accordance with GAAP, consistently applied, except for certain reclassifications allowed by GAAP or to comply with new GAAP accounting pronouncements.  All operating statements for a Property shall be prepared in accordance with GAAP, except rental income shall be prepared on an accrual basis, and not straight-lined.

ARTICLE 7.

COVENANTS

Borrower covenants and agrees with Lender as follows:

Section 7.1. Due on Sale and Encumbrance; Transfers of Interests.

(a) Without the prior written consent of Lender and except as expressly provided below:

(i) No Borrower Party nor any Person having an ownership or beneficial interest in a Borrower Party shall (A) consummate a Transfer, or (B) enter into any easement or other agreement granting rights in or restricting the use or development of the Collateral; and

(ii) No new partners shall be admitted to or created in a Borrower Party (nor shall any existing partner withdraw from a Borrower Party); and

(iii) No change in the day-to-day control and management of a Borrower Party, any Property or the Portfolio shall be implemented.

Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default in order to declare the Obligations to be immediately due and payable upon a Transfer in violation of this Agreement.  This provision shall apply to every Transfer in violation of this Agreement regardless of whether such Transfer was voluntary or not, or whether or not Lender has previously consented to any Transfer.

(b) Notwithstanding the restrictions in Subsection 7.1(a), Permitted Transfers will be permitted without Lender’s prior consent.  Carveout Indemnitor (or any successor permitted under clause (a)(iii) of the definition of “Permitted Transfer” in Section 1.1) shall at all times, whether prior to or following the occurrence of any Permitted Transfer, be the sole general partner of each Individual Borrower.

(c) Notwithstanding anything to the contrary set forth in this Agreement, Lender shall consent to a one-time transfer of title to the Portfolio and assumption of 100% of the Loan and the duties and obligations of Borrower and Carveout Indemnitor under the Loan Documents, subject to satisfaction of each and every one of the following conditions:

(i) At least thirty (30) days prior to such assumption, Borrower Parties shall provide to Lender: (A) written notice (a “Assumption Request”) of the proposed transfer, (B) a work fee in the amount of $25,000.00 (the “Assumption Work Fee”), (C) the name(s), address(es) and organizational documents of the proposed purchaser and of the principals, affiliates and parent or other majority owners, as applicable, of the proposed purchaser, (D) detailed and complete financial statements of the proposed purchaser and of the principals, affiliates and parent or other majority owners, as applicable, of the proposed purchaser, (E) information with respect to the business and business experience of the proposed purchaser and its principals, affiliates and parent or other majority owners, as applicable, and their experience in the ownership and operation of properties similar to the Portfolio and other commercial real estate, (F) information on the proposed property management company and a copy of the proposed property management agreement, (G) the terms and conditions of the proposed sale and a copy of the executed purchase and sale agreement, (H) a description of the ownership structure of the proposed purchaser and each of its principals, affiliates and parent or other majority owners, as applicable, (I) the purchaser’s pro-forma operating and management plan for the Portfolio, and (J) promptly following Lender’s request, such other information as Lender may reasonably request to permit it to determine the creditworthiness and management abilities of the proposed purchaser and its principals, affiliates and parent or other majority owners, as applicable;

(ii) Lender must approve, in the exercise of its discretion, the identity, creditworthiness, management abilities and all other attributes of the proposed purchaser and the proposed replacement Carveout Indemnitor(s), and their respective principals, affiliates and parent or other majority owners, as applicable;

(iii) No Event of Default shall have occurred and be continuing, either as of the date of the Assumption Request or thereafter through the date of transfer of title to the Portfolio and assumption of the Loan;

(iv) The Portfolio, as of the date of transfer and assumption and thereafter, must be managed by a management company approved by Lender (in the exercise of its reasonable judgment) under a management agreement satisfactory to Lender (in the exercise of its reasonable judgment) and otherwise satisfying the requirements of Section 7.10;

(v) At the closing of any approved transfer and assumption, the proposed purchaser shall assume the duties and obligations of Borrower Parties under the Loan Documents (subject to the limitations on liability set forth in Article 10) pursuant to assumption documents in form and substance satisfactory to Lender (in the exercise of its reasonable judgment).  Additionally, at the time of the approved transfer and assumption, the proposed purchaser shall provide to Lender an environmental indemnity agreement from said purchaser and from another financially responsible Person acceptable to Lender (in its discretion) in form and substance reasonably satisfactory to Lender (which form may be different from the form executed by Borrower Parties as a result of Lender’s updating its standard form of environmental indemnity agreement or as a result of specific environmental conditions at any Property) and a recourse carveout indemnity in substantially the same form as the Carveout Indemnity, also from a financially responsible Person acceptable to Lender (in its discretion).  Borrower Parties and the proposed purchaser and such other Persons as Lender shall require shall also deliver and, if applicable, execute (A) evidence of authority and entity existence, (B) Uniform Commercial Code, judgment and bankruptcy searches, (C) Uniform Commercial Code financing statements, (D) an endorsement to the Title Policy updating the effective date to the date of the transfer, showing the purchaser as the owner of each Property, showing no additional title exceptions, except as shall be approved by Lender (in its discretion) and otherwise in form and substance reasonably acceptable to Lender, (E) opinions of counsel reasonably acceptable to Lender on such matters as Lender shall reasonably require, (F) evidence of insurance as required by Section 3.1, and (G) such other documents as Lender shall reasonably require in order to effectuate the transaction as contemplated by this Subsection (c);

(vi) At the closing of any approved transfer and assumption, the proposed purchaser shall, in accordance with the terms and conditions of Sections 3.4, deposit with Lender sufficient funds to pay when due all Impounds in accordance with the terms of Section 3.4.  To the extent the Loan Documents require any other reserves or deposits the same shall be established by the proposed purchaser prior to the date of closing of the approved transfer and assumption.  The foregoing requirement for deposits and reserves shall be enforced notwithstanding that any of the foregoing may have been waived by Lender with respect to Borrower Parties either in this Agreement, or in any side letter or agreement executed by Lender;

(vii) At the closing of any approved transfer and assumption, Borrower shall pay to Lender a fee in the amount of one percent (1%) of the then outstanding balance of the Loan in immediately available funds (the “Assumption Fee”).  The obligation to pay the Assumption Fee is consideration to induce Lender to allow the proposed purchaser to assume the obligations of Borrower Parties’ under the Loan Documents and to release Borrower Parties from liability thereunder for all periods of time from and after the date of transfer in accordance with this Subsection (c); provided that in no event shall any Borrower Party be released from any liability accruing prior to the date of the transfer of the Portfolio pursuant to this Subsection (c), including acts or omissions leading to a violation of Environmental Laws (as defined in the Environmental Indemnity Agreement), whether known or unknown as of the closing of the approved transfer;

(viii) The proposed transfer and assumption shall not cause a violation of any Legal Requirements governing any Property, the Loan, Borrower Parties, the proposed purchaser, any proposed replacement carveout indemnitor or any of their respective principals;

(ix) Lender must confirm, in the exercise of its reasonable judgment, that as of the date of the proposed transfer of the Portfolio and assumption of the Loan, the Portfolio will generate (A) a Loan to Value Ratio equal to the lesser of (1) sixty-five percent (65%), and (2) the Loan to Value Ratio in effect immediately preceding the proposed transfer of the Portfolio and assumption of the Loan; and (B) a Debt Service Coverage Ratio equal to the greater of (1) 140% (calculated for the 12-month period immediately following the proposed transfer of the Portfolio and assumption of the Loan based on a fully amortizing 20-year schedule) and (2) the Debt Service Coverage Ratio in effect immediately preceding the proposed transfer of the Portfolio and assumption of the Loan;

(x) On the earlier of ten (10) days following demand by Lender or the closing of the approved transfer and assumption, Borrower Parties shall pay all of Lender’s reasonable costs and expenses incurred in connection with the proposed transfer of the Portfolio whether or not the transfer actually occurs, including attorneys’ fees, recording and filing charges, title company charges and the cost of the endorsement to the Title Policy.  The Assumption Work Fee shall be applied to reimburse Lender for its costs and expenses (with any excess after full payment of all of Lender’s costs and expenses being applied to the Assumption Fee or returned to Borrower Parties), but the Assumption Work Fee shall not be deemed to be a cap or limitation on the  obligation of Borrower to reimburse Lender for all costs and expenses incurred by Lender under this Subsection (c), regardless of whether such amounts exceed the Assumption Work Fee and/or Lender, in the exercise of its judgment, does not approve the proposed purchaser, any proposed replacement guarantor or any other aspect of the proposed transfer; and

(xi) Lender shall have no obligation to review or process the request of Borrower Parties for approval of a proposed transfer of the Portfolio and assumption of the Loan until such time as Lender has received all of the items, including the Assumption Work Fee, required to be delivered to Lender pursuant to this Subsection (c).

(d) Notwithstanding the restrictions in Subsection 7.1(a), Lender shall not withhold its consent to any pledge by Carveout Indemnitor of the general partnership interests in Borrower in order to secure so-called “mezzanine” financing subject to satisfaction (to be determined by Lender in the exercise of its reasonable judgment) of each and every one of the following conditions:

(i) No Event of Default shall have occurred and be continuing, either as of the date of the request for Lender’s consent or thereafter through the date of the closing of such pledge and the proposed mezzanine financing;

(ii) Lender must confirm (in the exercise of its reasonable discretion) that following the closing of such pledge and the proposed mezzanine financing, Carveout Indemnitor shall have a Tangible Net Worth of not less than $100,000,000;

(iii) Each Borrower Party must deliver all information reasonably requested by Lender with respect to such pledge and the proposed mezzanine financing;

(iv) Prior to Lender’s consent under this Subsection 7.1(d) becoming effective, Borrower must reimburse Lender for all reasonable costs and expenses incurred by Lender in connection with the mezzanine financing, including legal fees and expenses; and

(v) At all times following the closing of such pledge and the proposed mezzanine financing, Carveout Indemnitor shall remain the sole general partner of each Individual Borrower and shall continue to control the exercise of all rights, powers and privileges afforded to Carveout Indemnitor in its capacity as general partner under the applicable partnership agreements and other organizational documents and applicable laws, and no pledgee of Carveout Indemnitor’s general partnership interests in any Individual Borrower may take title to such general partnership interests or exercise any of the rights, powers and privileges afforded to Carveout Indemnitor in its capacity as general partner; and

(e) The prohibitions and restrictions set forth in this Article 7 shall not preclude:  (i) any Borrower Party from granting liens that encumber real property other than the Collateral, or (ii) Carveout Indemnitor from providing indemnities or guaranties in favor of creditors other than Lender; it being agreed such actions may be effected without Lender’s consent.

Section 7.2. Taxes; Charges.

(a) Subject to the terms of Section 3.4, Borrower shall pay before any fine, penalty, interest or cost may be added thereto, and shall not enter into any agreement to defer, any Taxes.  Borrower shall not suffer or permit the joint assessment of any Property with any other real or personal property not encumbered by the Mortgage.

(b) Borrower shall pay when due all claims and demands of mechanics, material suppliers, laborers and others which, if unpaid, might result in a Lien on any Property; provided, however, that Borrower Parties may contest the validity of such claims and demands so long as (i) the applicable Individual Borrower notifies Lender that it intends to contest such claim or demand, (ii) Borrower Parties provide Lender with an indemnity, bond or other security satisfactory to Lender (including an endorsement to the Title Policy insuring against such claim or demand) assuring the discharge of the obligations of the applicable Individual Borrower for such claims and demands, including interest and penalties, and (iii) the applicable Individual Borrower is diligently contesting the same by appropriate legal proceedings in good faith and at its own expense and concludes such contest prior to the tenth (10th) day preceding the earlier to occur of the Scheduled Maturity Date or the date on which such Property is scheduled to be sold for non-payment.

Section 7.3. Alterations and Renovations.  Borrower Parties shall obtain Lender’s prior written consent (such consent not to be unreasonably withheld) to any alterations or renovations to any of the Improvements; provided, however, that Lender’s consent shall not be required in connection with any alterations or renovations that (i) are contemplated in connection with any Restoration, (ii) are permitted to be made by any Tenant under its Lease without the consent or approval of any Borrower Party, or (iii) will not have a material adverse effect on the financial condition of any Borrower Party, the value of the affected Property or the Net Operating Income of the affected Property, provided further that such alterations permitted under subsection (iii) do not adversely affect any structural component of any Improvements relating to the affected Property, any utility or HVAC system contained in any Improvements relating to the affected Property, or the exterior of any building constituting a part of any Improvements of the affected Property, and the aggregate cost thereof does not exceed the lesser of either: (A) ten percent (10%) of the Allocated Loan Amount of the affected Property, or (B) One Million Dollars ($1,000,000.00).  In connection with any request for approval relating to any alterations or renovations to any of the Improvements, provided no Event of Default exists, Lender shall notify Borrower whether Lender has approved any such request within ten (10) Business Days following Lender’s receipt of all information reasonably requested by Lender to review any such request.  If Lender does not so notify Borrower within ten (10) Business Days following Lender’s receipt of all such information and if no Event of Default exists, Lender’s approval of such request shall be deemed granted.

Section 7.4. Operation; Maintenance.

(a) Borrower shall not cause or permit any waste of any material portion of any Property.

(b) Borrower shall observe and comply with all Legal Requirements applicable to the ownership, use and operation of each Property and shall promptly commence a reasonable and good faith cure of any alleged violation of any Legal Requirements; provided that the applicable Individual Borrower may, upon providing Lender with security satisfactory to Lender (in the exercise of Lender’s reasonable judgment) and so long as during any contest the Collateral shall not be subject to any lien, charge, fine or other liability and shall not be in danger of being forfeited, lost or closed, proceed diligently and in good faith to contest the validity or applicability of any such alleged violation of Legal Requirement.

(c) Borrower shall maintain each Property in good condition and promptly repair any damage or casualty (subject to the terms of this Agreement).

(d) Upon reasonable prior notice (except during the existence of an Event of Default, when no prior notice shall be required), Borrower Parties and any Property Manager (if any) shall provide Lender and its agents, representatives and contractors with access to each Property from time to time (subject to the rights of Tenants) for the purposes of conducting appraisals, engineering inspections and environmental assessments of such Property (provided that Lender must have a good faith belief that an Individual Borrower is not in material compliance with its warranties, covenants and agreements relating to physical condition of the subject Property and/or compliance with Legal Requirements (including Environmental Laws, as defined in the Environmental Indemnity Agreement) prior to the commencement of any post-Funding Date engineering inspection or environmental assessment or investigation with respect to that Property) and with access to Borrower’s home office for purposes of examining and copying the books and records relating to the Portfolio.  The costs relating to such activities shall be paid by Lender unless (i) Lender has a good faith basis for suspecting that an Individual Borrower is not in material compliance with its warranties, covenants and agreements relating to the physical condition of the subject Property and/or compliance with laws (including environmental laws), (ii) the examination of such books and records reveals that financial information submitted to Lender by Borrower Parties, Property Manager or anyone on behalf of Borrower Parties is materially inaccurate, or (iii) an Event of Default exists (or is discovered as a result of any such inspection or review), in which case the reasonable third party fees and expenses relating to such activities shall be paid by Borrower within the Demand Period.

(e) All Operating Revenues shall be applied to Operating Expenses, Debt Service and reasonable and necessary capital expenditures or costs, and then, provided no Event of Default exists, to general operating purposes of Borrower, including distributions to members and/or partners of Borrower.

Section 7.5. Taxes on Security.  Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Lender.  If there shall be enacted any law (a) deducting the Loan from the value of the Collateral for the purpose of taxation, (b) affecting any Lien on any Property, or (c) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Borrower shall promptly pay to Lender, within thirty (30) days following demand, all taxes, costs and charges for which Lender is or may be liable as a result thereof; provided, however, that if any such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Lender may declare all amounts owing under the Loan Documents to be immediately due and payable (provided that Borrower shall have no obligation to make payment of any Applicable Prepayment Fee otherwise applicable to prepayment tendered as a result of Lender’s exercise of its rights under this Section 7.5).

Section 7.6. Compliance with Loan Documents; Further Assurances.

(a) Each Borrower Party shall observe, perform and satisfy in a timely manner all the terms, provisions, covenants, conditions, duties and obligations required to be observed, performed or satisfied by them, and shall pay when due all costs, fees and expenses required to be paid by them, under and pursuant to this Agreement, the Note and the other Loan Documents.

(b) Each Borrower Party shall promptly (i) cure, or cause to be cured, any defects in the execution and delivery of the Loan Documents, and (ii) execute and deliver, or cause to be executed and delivered, all such other documents, agreements and instruments as Lender may reasonably request to further evidence and more fully describe the collateral for the Obligations, to correct any omissions or errors in the Loan Documents, to perfect, protect or preserve any Liens created under any of the Loan Documents, or to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith.

(c) No Borrower Party shall (i) change the location of its chief executive office/chief place of business from that specified in Section 9.1, or (ii) change its name, or (iii) change the location where it maintains its records with respect to the Portfolio, unless in each instance Borrower Parties shall have given Lender at least thirty (30) days prior written notice of any such change and shall have delivered to Lender all UCC financing statements and amendments thereto as Lender shall request and taken all other actions deemed necessary by Lender to continue its perfected first priority lien status in the Collateral.

Section 7.7. Estoppel Certificates.  Borrower Parties, within twenty (20) days after request, shall furnish to Lender a written statement, duly acknowledged by an Authorized Representative of Borrower Parties, setting forth the amount due on the Loan, the terms of repayment of the Loan, the date to which interest has been paid, whether any offsets or defenses exist against the Loan and, if any are alleged to exist, the nature thereof in detail, and such other reasonable matters as Lender may request.

Section 7.8. Notice of Certain Events.  Borrower Parties shall, within three (3) Business Days after gaining knowledge, notify Lender of (i) any Event of Default, together with a detailed statement of the steps being taken to cure such Event of Default (Lender having no obligation to accept any such cure of an Event of Default unless acceptance of a cure and reinstatement is mandatory under applicable law); (ii) any notice of any material default received by Borrower Parties under other obligations relating to any Property or otherwise material to Borrower’s business; and (iii) any threatened or pending legal, judicial or regulatory proceedings, including any dispute between a Borrower Party and any Governmental Authority, affecting a Borrower Party or any Property.

Section 7.9. Indemnification.  Borrower shall jointly and severally indemnify, defend and hold Lender harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including the reasonable fees and actual expenses of Lender’s attorneys, in connection with (i) any inspection, review or testing of or with respect to any Property, (ii) any investigative, administrative, mediation, arbitration, or judicial proceeding, whether or not Lender is designated a party thereto, commenced or threatened at any time (including after the repayment of the Loan) in any way related to the execution, delivery or performance of any Loan Document or to any Property, (iii) any proceeding instituted by any Person claiming a Lien, and (iv) any brokerage commissions or finder’s fees claimed by any broker or other party in connection with the Loan, any Property, or any of the transactions contemplated in the Loan Documents, including those arising from the joint, concurrent, or comparative negligence of Lender, except to the extent any of the foregoing is caused by Lender’s gross negligence or willful misconduct.

Section 7.10. Property Management.

(a) Each Property has been, and as of the Funding Date will be, managed by Carveout Indemnitor.  If at any time any Individual Borrower wishes to engage a third-party property manager (including any Affiliate of Borrower) to manage the applicable Property, Borrower must request and receive Lender’s approval of such proposed property manager and the proposed management agreement (Lender’s approval not to be unreasonably withheld) prior to engaging such proposed property manager.  Lender may condition its approval of a proposed property manager and management agreement on such Individual Borrower’s and such proposed property manager’s execution and delivery of an assignment of management agreement and subordination of management fees in form and substance acceptable to Lender whereby, among other things, the proposed property manager agrees to subordinate payment of its management fees to the full and timely payment of the Obligations, and such Individual Borrower assigns to Lender all of Borrower’s rights under the proposed management agreement.

(b) Borrower Parties shall (i) diligently perform and observe all of the terms, covenants and conditions of any Management Agreement on the part of Borrower Parties to be performed and observed and do all things necessary to preserve and to keep unimpaired its rights thereunder, and (ii) within three (3) Business Days following receipt, notify Lender of the giving of any notice by any Property Manager to Borrower Parties of any default by a Borrower Party in the performance or observance of any of the terms, covenants or conditions of any Management Agreement on the part of a Borrower Party to be performed and observed and deliver to Lender a true copy of each such notice.

(c) Without the prior written consent of Lender (such consent not to be unreasonably withheld if no Event of Default exists), no Borrower Party shall (i) surrender any Management Agreement, (ii) consent to the assignment by the Property Manager of its rights, duties or obligations under any Management Agreement, (iii) terminate or cancel any Management Agreement, or (iv) modify, change, supplement, alter or amend any Management Agreement, either orally or in writing.

(d) Any change in ownership or control of any Property Manager shall be cause for Lender to re-approve such Property Manager and the applicable Management Agreement (such approval not to be unreasonably withheld if no Event of Default exists).

(e) Borrower hereby assigns to Lender all the rights, privileges and prerogatives of Borrower in and under any Management Agreement (including the right to surrender any Management Agreement or to terminate, cancel, modify, change, supplement, alter or amend any Management Agreement in any respect, and any such surrender of any Management Agreement or termination, cancellation, modification, change, supplement, alteration or amendment of any Management Agreement without the prior consent of Lender shall be void and of no force and effect).

(f) Upon the occurrence of an Event of Default, Lender may require, upon ten (10) Business Days prior written notice to Borrower, that Borrower select a Property Manager not affiliated with Borrower to manage each Property.  If a Property Manager is so required by Lender, Borrower shall immediately seek to appoint a Property Manager acceptable to Lender (in the exercise of its reasonable discretion), which Property Manager shall (i) be a reputable management company having at least ten (10) years’ experience in the management of properties substantially similar to each Property and in the jurisdiction in which each Property is located, (ii) not be paid management fees in excess of market fees, (iii) enter into a property management agreement in form and content acceptable to Lender (such approval not to be unreasonably withheld), and (iv) enter into a subordination agreement with Lender in form and content reasonably required by Lender.

Section 7.11. Material Agreements.  Borrower shall not enter into or become obligated under, or permit Property Manager to enter into or become obligated under, any Material Agreement pertaining to any Property, without the prior written consent of Lender, which consent shall not be unreasonably withheld.

Section 7.12. Intentionally Omitted.

Section 7.13. ERISA.

(a) No Borrower Party shall engage in any transaction that would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b) Borrower Parties shall deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender, that (i) no Borrower Party is an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) no Borrower Party is subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (iii) one or more of the following circumstances is true:

(i) Equity interests in each Borrower Party are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in each Borrower Party is held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2); or

(iii) Each Borrower Party qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e).

Section 7.14. Appraisal.  Borrower Parties shall cooperate with Lender’s request for reasonable information necessary to complete a new or updated appraisal of each Property, and Borrower Parties shall reimburse Lender for all costs associated with a new or updated appraisal of such Property; provided that so long as no Event of Default has occurred, Borrower Parties shall only be obligated to reimburse Lender for one (1) new or updated appraisal for each Property after the Funding Date (the reimbursement obligations of Borrower Parties being unlimited following the occurrence of an Event of Default).

Section 7.15. Release of Collateral.

(a) Following the request of Borrower and subject to the other terms and conditions of this Section 7.15, Lender agrees to execute and deliver to Borrower in connection with the sale or transfer by any Individual Borrower of any Property a partial release instrument (in recordable form) of the lien of the Mortgage and the other Loan Documents as to such Property (each, a “Partial Release”), provided that in connection with each such Partial Release, each and every one of the following conditions are satisfied (to be determined by Lender in the exercise of its reasonable judgment):

(i) As of the date Lender issues such Partial Release, no Monetary Potential Default then exists, and no Event of Default shall exist;

(ii) Borrower shall have submitted a written request for such Partial Release no less than thirty (30) days prior to the anticipated issuance thereof, such request identifying the Property subject to such requested Partial Release and containing all other information required hereunder;

(iii) Only Borrower, and not a permitted successor under Section 7.1(c), shall have the right to request a Partial Release;

(iv) Borrower shall not be entitled to request, and Lender shall have no obligation to issue:  (A) a Partial Release prior to September 1, 2012, and (B) Partial Releases for more than two (2) Properties in any 12-month period;

(v) Borrower shall not be entitled to request, and Lender shall have no obligation to issue a Partial Release for any Property, if such Property, together with all Properties previously released pursuant to this Section 7.15, contains, in the aggregate, more than 186,000 square feet;

(vi) Concurrently with its delivery of a Partial Release, Lender shall receive a partial release prepayment (each a “Partial Release Prepayment”) in an amount equal to: (A) one hundred twenty-five percent (125%) of the Allocated Loan Amount for the applicable Property plus (B) the Applicable Prepayment Fee (if any) relating to such Partial Release Prepayment, such amount to be applied by Lender in satisfaction of the Obligations (including any such Applicable Prepayment Fee);

(vii) Lender shall have confirmed, in the exercise of its reasonable judgment, that the remaining Properties within the Portfolio shall, following the issuance of such Partial Release, generate a Debt Service Coverage Ratio, calculated for the 12-month period immediately following the issuance of the requested Partial Release (based on a fully amortizing 20-year schedule), equal to or in excess of the greater of: (A) 140%, or (B) the Debt Service Coverage Ratio for all Properties (inclusive of the Property subject to the requested Partial Release and without giving effect to the Partial Release Prepayment to be made for the requested Partial Release) calculated for the 12-month period immediately preceding the issuance of the requested Partial Release;

(viii) Lender shall have confirmed in the exercise of its reasonable judgment, that the Loan to Value Ratio, calculated after giving effect to the issuance of the requested Partial Release and application of the Partial Release Prepayment to be made for such requested Partial Release, shall not exceed the lesser of (1) 65%, or (2) the Loan to Value Ratio calculated immediately prior to giving effect to the issuance of such Partial Release and application of the Partial Release Prepayment to be made for such Partial Release;

(ix) Concurrently with Lender’s execution and delivery of each Partial Release, Lender must receive a partial release fee of $2,500.00 together with payment of all reasonable costs and expenses incurred by Lender in connection with such Partial Release, including reasonable outside counsel attorneys’ fees and expenses; and

(x) Lender shall have confirmed in the exercise of its reasonable judgment, that no Property remaining within the Portfolio will, following the issuance of the requested Partial Release, be adversely affected by such partial release because such remaining Property relied on the Property to be released for compliance with all Legal Requirements (including zoning, subdivision, shared parking, utilities, and/or access).

(b) Upon approval of a requested Partial Release and satisfaction of the terms and conditions specified in this Section 7.15, Lender shall execute and deliver to Borrower Parties the Partial Release.

Section 7.16. Substitution of Collateral.

(a) Subject to the terms and conditions of this Section 7.16, Lender agrees to accept the substitution of collateral for a Property (each, a “Collateral Substitution”), provided that in connection with each Collateral Substitution, each and every one of the following conditions are satisfied (to be determined by Lender in the exercise of its reasonable judgment):

(i) As of the date Lender consents to the Collateral Substitution and as of the date the Collateral Substitution is deemed effective, no Monetary Potential Default then exists, and no Event of Default shall exist;

(ii) Borrower shall not be entitled to request, and Lender shall have no obligation to approve: (A) a Collateral Substitution prior to September 1, 2011 or after September 1, 2029, and (B) Collateral Substitutions for more than two (2) Properties in any 12-month period;

(iii) Only Borrower, and not a permitted successor under Section 7.1(c), shall have the right to request a Collateral Substitution;

(iv) Borrower shall not be entitled to request, and Lender shall have no obligation to approve a Collateral Substitution for any Property, if such Property, together with all Properties previously substituted pursuant to this Section 7.16, contains, in the aggregate, more than 186,000 square feet;

(v) Lender shall have confirmed, in the exercise of its reasonable judgment, that the Portfolio will, following the closing of such Collateral Substitution, generate a Debt Service Coverage Ratio, calculated for the 12-month period immediately following the closing of the requested Collateral Substitution (based on a fully amortizing 20-year schedule), equal to or in excess of the greater of: (A) 140%, or (B) the Debt Service Coverage Ratio (inclusive of the Property to be released from the Portfolio and exclusive of the Substitute Property to be added to the Portfolio in connection with the requested Collateral Substitution) calculated for the 12-month period immediately preceding the closing of the requested Collateral Substitution;

(vi) Lender shall have confirmed in the exercise of its reasonable judgment, that the Loan to Value Ratio, calculated after giving effect to the closing of the Collateral Substitution, will not exceed the lesser of (1) 65%, or (2) the Loan to Value Ratio calculated immediately prior to giving effect to the closing of the Collateral Substitution;

(vii) Borrower Parties shall have submitted a written request for the Collateral Substitution no less than sixty (60) days prior to the anticipated consummation thereof, such request identifying the Property subject to the requested Collateral Substitution and the proposed substitute collateral therefor, and containing all other information reasonably requested by Lender in connection with its consideration of the request for the Collateral Substitution (said sixty (60) day review period commencing when Lender receives all information reasonably requested by Lender).  At the time of submission of such written request, Borrower Parties shall provide to Lender a work fee in the amount of $25,000.00 (the “Substitution Work Fee”);

(viii) Borrower Parties must provide the same scope and quality of due diligence materials in connection with Lender’s consideration of the proposed Substitute Property as provided in connection with Lender’s underwriting and due diligence associated with the applicable Property for which substitute collateral is being provided (including title, survey, property condition, environmental and seismic reports, evidence of zoning compliance, evidence of insurance and tenant estoppels) and any additional materials then required as a result of changes to Lender’s standard underwriting or due diligence processes;

(ix) Lender must approve, in the exercise of its reasonable discretion, all aspects of the proposed substitute collateral (the “Substitute Property”), including such factors as value, age, cash flow, quality, property condition, location, tenancy and other factors then included in Lender’s underwriting criteria;

(x) If requested by Lender in its reasonable discretion as a condition to its approval of any Substitute Property, Lender and Borrower shall have amended and restated the Allocated Loan Amounts for the Substitute Property and each remaining Property within the Portfolio;

(xi) If Lender approves the request for a Collateral Substitution, Lender shall receive a collateral substitution fee in an amount equal to $25,000.00, payable concurrently with the consummation of the Collateral Substitution; and

(xii) Lender shall have confirmed in the exercise of its reasonable judgment, that no Property remaining within the Portfolio will, following the consummation of the

Collateral Substitution, be adversely affected by such Collateral Substitution because such remaining Property relied on the Property to be released for compliance with all Legal Requirements (including zoning, subdivision, shared parking, utilities, and/or access).

(b) Borrower agrees to pay or reimburse Lender for all reasonable costs and expenses incurred by Lender in connection with the proposed Collateral Substitution, including reasonable outside counsel fees and expenses, regardless of whether the Collateral Substitution is approved by Lender.  Payment of costs and expenses must be tendered upon the earlier of consummation of the Collateral Substitution or within the Demand Period.  The Substitution Work Fee shall be applied to reimburse Lender for its costs and expenses (with any excess after full payment of all of Lender’s costs and expenses being applied to the collateral substitution fee of $25,000 or returned to Borrower Parties), but the Substitution Work Fee shall not be deemed to be a cap or limitation on the  obligation of Borrower to reimburse Lender for all costs and expenses incurred by Lender under this Section 7.16, regardless of whether such amounts exceed the Substitution Work Fee and/or Lender, in the exercise of its judgment, does not approve the requested Collateral Substitution.

(c) If a proposed Collateral Substitution is approved by Lender, Borrower Parties shall, at their sole cost, execute and/or deliver:  (i) all documents reasonably required by Lender, which documentation shall be in form comparable to the Loan Documents executed as of the date hereof and which shall include a modification and/or reaffirmation agreement covering the existing Loan Documents, a mortgage, deed of trust or other customary security instrument, an assignment of leases and rents, an assignment of property documents, an assignment of management agreement and subordination of management fees, an environmental indemnity agreement, a closing affidavit and Uniform Commercial Code financing statements; (ii) an ALTA (or equivalent) mortgagee title policy for the Substitute Property, such title policy to be in form and substance satisfactory to Lender in its reasonable discretion; (iii) evidence of authority and entity existence; (iv) Uniform Commercial Code, judgment and bankruptcy searches; (v) opinions of counsel reasonably acceptable to Lender on such matters as Lender shall reasonably require; (vi) evidence of insurance as required by Section 3.1 for the Substitute Property; and (vii) such other documents or items as Lender shall reasonably require in order to effectuate the Collateral Substitution.

(d) Upon approval of the proposed Collateral Substitution and satisfaction of the terms and conditions specified in this Section 7.16, Lender shall execute and deliver to Borrower Parties a partial release (in recordable form) of the lien of the Mortgage and the other Loan Documents with respect to the Property for which substitute collateral is being provided.  Following the consummation of the Collateral Substitution, the Substitute Property shall be considered and deemed to be a “Property” and included within the “Portfolio” for all purposes under this Agreement and the other Loan Documents.

ARTICLE 8.

EVENTS OF DEFAULT

Section 8.1. Defaults.  The Obligations shall, at the option of Lender, become immediately due and payable, interest under the Note shall begin to accrue at the Default Rate, and Lender shall be entitled to pursue all available rights and remedies, upon the occurrence and during the existence of any one or more of the following events (individually an “Event of Default” and collectively, “Events of Default”); provided that the following acts, omissions or conditions shall not be deemed to constitute an “Event of Default” (and thereby cause interest to accrue at the Default Rate and/or entitle Lender to pursue all available rights and remedies) until any and all specified grace or cure periods have expired:

(a) If any monthly installment of Debt Service and/or Impounds (if any) is not received by Lender on or before 2 p.m. (Hartford, Connecticut time) on the fifth (5th) day of the month in which such installment is due;

(b) If the Obligations are not paid in full on the Maturity Date;

(c) If any other amounts reserved under this Agreement (including payments required under Section 9.5) are not received by Lender prior to the expiration of the applicable Demand Period;

(d) If Borrower Parties (1) fail to comply with any of their duties and obligations under Subsection 3.1(a) in any respects, or (2) fail to comply with their duties and obligations under Subsection 3.1(b) through (i) in all material respects, subject to the notice and cure periods specified in Section 3.1(g);

(e) If any Borrower Party fails to provide any material aspect of the financial reporting required pursuant to Section 6.1, and such failure continues for thirty (30) days following written notice from Lender of such failure;

(f) If any fact, circumstance or event (other than those specifically addressed elsewhere in this Article 8) shall occur that is specifically characterized under any provision of any other Loan Document as an “Event of Default” under such Loan Document;

(g) If any Federal or state tax Lien (other than an inchoate lien for local real estate taxes and assessments not yet due and payable) is filed against any Borrower Party and the same is not discharged of record within sixty (60) days after the same is filed, unless (1) such tax Lien is being diligently contested by the applicable Borrower Party in good faith, (2) the applicable Borrower Party, as the case may be, shall have deposited with Lender cash reserves (or other appropriate security acceptable to Lender in its discretion) which, in the opinion of Lender, will be sufficient to cover the tax Lien and all interest and penalties thereon, and (3) Lender is satisfied that such tax Lien does not have a materially adverse effect on the business, assets or financial or other condition of any Borrower Party, as the case may be, or on any Property, the Mortgage or the Lien thereof;

(h) If a Transfer occurs in violation of the covenants set forth in Section 7.1;

(i) Intentionally omitted;

(j) If any representation or warranty of or on behalf of any Borrower Party, made in this Agreement, the Carveout Indemnity, the Environmental Indemnity Agreement or in any of the other Loan Documents, or in any certificate, report, financial statement or other instrument furnished by or on behalf of any Borrower Party in connection with this Agreement, the Carveout Indemnity, the Environmental Indemnity Agreement or any other Loan Document, shall prove false or misleading in any material respect as of the date made or furnished;

(k) If any Borrower Party shall make an assignment for the benefit of creditors;

(l) If a court of competent jurisdiction enters a decree or order appointing a receiver, liquidator, assignee, trustee, custodian, examiner, magistrate, arbitrator, sequestrator (or similar official) of any Borrower Party, or of any substantial part of their respective properties or assets, or if such court decrees or orders the winding up or liquidation of the affairs of any Borrower Party, and any such decree or order is not dismissed, discharged or vacated of record within ninety (90) days after the same has been entered;

(m) If any Borrower Party voluntarily files a petition for relief or an answer or consent seeking relief under the Bankruptcy Code, or under any other Federal or state bankruptcy, insolvency or other similar law, rule or regulation;

(n) If an involuntary case or other proceeding is commenced against any Borrower Party or any Property which seeks liquidation, reorganization or other relief with respect to debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of ninety (90) days;

(o) If any Borrower Party, whether by operation of law or otherwise, dissolves, is wound up or its existence is otherwise terminated or dissolved;

(p) If Carveout Indemnitor is not the sole general partner of each Individual Borrower or does not control the exercise of all rights, powers and privileges related thereto in violation of the terms, conditions and covenants set forth in Section 7.1(d);

(q) If any Property becomes subject to any lis pendens, notice of pendency, stop order, notice of intention to file mechanic’s or material supplier’s lien, mechanic’s or material supplier’s lien (excluding, however, any noticed filed pursuant to applicable state law solely to preserve future lien rights) or other Lien of any nature whatsoever (other than Permitted Encumbrances) and the same shall not either be discharged of record or in the alternative insured over to the satisfaction of Lender by the Title Company within a period of sixty (60) days after the same is filed or recorded (irrespective of whether the same is superior or subordinate in Lien or other priority to the Lien of the Mortgage and irrespective of whether the same constitutes a perfected or inchoate Lien or encumbrance on such Property or is only a matter of record or notice), subject to the right of Borrower Parties to contest same as set forth in Section 7.2(b);

(r) If Borrower fails to remit payment in full of the Loan and other Obligations (1) pursuant to Section 2.4(b) on the date identified in the Prepayment Notice following the issuance of any Prepayment Notice, unless the Prepayment Notice is revoked in accordance with

Section 2.4(c), or (2) within the time period specified in Sections 3.2 or 3.3 if Borrower Parties make an election to, or are required by Lender to, prepay the Obligations following a Casualty or condemnation;

(s) If any Borrower Party ceases to operate any Property in a manner consistent with the uses of such Property effective as of the Funding Date or terminates such business for any reason whatsoever (other than temporary cessation in connection with any renovations to any Property or completion of a Restoration);

(t) If any Borrower Party (as the case may be) fails to comply with its duties and obligations under (1) the Assignment of Property Documents and such failure continues for thirty (30) days after written notice from Lender; (2) the Environmental Indemnity Agreement and such failure continues for thirty (30) days after written notice from Lender (provided, however, that if a shorter cure period is required by Lender (in the exercise of its discretion) because of a potential impairment to human safety or a potential material impairment to the value of any Property, then Borrower Parties shall have such shorter cure period as set forth in Lender’s written notice); (3) the Carveout Indemnity and such failure continues for fifteen (15) days after written notice from Lender); (4) the Assignment of Leases and Rents and such failure continues for fifteen (15) days after written notice from Lender; or (5) any Assignment of Management Agreement and such failure continues for fifteen (15) days after written notice from Lender; provided, however, that so long as (A) any such failure does not involve the failure to make payment of a liquidated sum of money (which must be paid within any applicable Demand Period), (B) an extension of the applicable cure period will not, in the reasonable estimation of Lender, cause a material impairment to the value, use, utility, or operation of any Property, the Portfolio or the other Collateral, (C) an extension of the applicable cure period will not, in the reasonable estimation of Lender, expose Lender to any fines or penalties (whether civil or criminal), (D) any such failure cannot reasonably be cured within the applicable cure period, and (E) the applicable Borrower Party shall have commenced a reasonable cure for such Potential Default within the applicable cure period and thereafter diligently and expeditiously proceeds to cure the same, then the applicable cure period shall be extended for so long as it shall be reasonably necessary for such Borrower Party, in the exercise of due diligence, to cure such Potential Default (Borrower Parties agreeing that they shall bear the burden of proof before any court, arbitrator or other trier of fact in connection with establishing the reasonableness of any cure or extended cure period and/or that Lender is acting in a commercially unreasonable manner if Lender makes a determination adverse to such Borrower Party under subsections (B) or (C) of this subparagraph (t)); provided further, that in no event shall the cure period available under this subparagraph (t) exceed ninety (90) days in the aggregate; or

(u) If any Borrower Party shall fail to comply with any of their respective covenants, agreements, warranties, duties or obligations under this Agreement or any other Loan Document that is not otherwise specifically addressed in this Article 8 and such failure continues for thirty (30) days after written notice from Lender; provided, however, that so long as (A) any such failure does not involve the failure to make payment of a liquidated sum of money (which must be paid within any applicable Demand Period), (B) an extension of the thirty (30) day cure period will not, in the reasonable estimation of Lender, cause a material impairment to the value, use, utility, or operation of any Property, the Portfolio or the other Collateral, (C) an extension of the thirty (30) day cure period will not, in the reasonable estimation of Lender, expose Lender to any fines or penalties (whether civil or criminal), (D) any such failure cannot reasonably be cured within the thirty (30) day cure period, and (E) the applicable Borrower Party shall have commenced a reasonable cure for such Potential Default within the thirty (30) day cure period and thereafter diligently and expeditiously proceeds to cure the same, then the thirty (30) day cure period shall be extended for so long as it shall be reasonably necessary for the applicable Borrower Party, in the exercise of due diligence, to cure such Potential Default (Borrower Parties agreeing that they shall bear the burden of proof before any court, arbitrator or other trier of fact in connection with establishing the reasonableness of any cure or extended cure period and/or that Lender is acting in a commercially unreasonable manner if Lender makes a determination adverse to such Borrower Party under subsections (B) or (C) of this subparagraph (u)); provided, further, that in no event shall the cure period available under this subparagraph (u) exceed ninety (90) days in the aggregate.

Section 8.2. Remedies.

(a) Upon the occurrence of any Event of Default, interest shall automatically begin to accrue at the Default Rate, and at the option of Lender (except in connection with any of the Events of Default described in Section 8.1(k) through (o), when acceleration is automatic), all Obligations shall become immediately due and payable, and Lender may exercise all rights and remedies under the Loan Documents and at law or in equity, all without written notice and without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or any other notice of default of any kind, all of which are hereby expressly waived by each Borrower Party for itself and all other Borrower Parties.

(b) Upon the occurrence of any of the events specified in Section 8.1(k) through (o), interest shall automatically begin to accrue at the Default Rate, all Obligations shall automatically become immediately due and payable, and Lender may exercise all rights and remedies under the Loan Documents and at law or in equity, all without written notice and without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or any other notice of default of any kind, all of which are hereby expressly waived by each Borrower Party for itself and all other Borrower Parties.

Section 8.3. Lender’s Right to Perform the Obligations.

(a) If a Borrower Party shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents and such failure constitutes an Event of Default, then without notice to or demand upon any  Borrower Party or any other Person, and without waiving or releasing any other right, remedy or recourse Lender may have because of such Event of Default, Lender may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Borrower Parties, and shall have the right to enter upon any Property for such purpose and to take all such action thereon and with respect to such Property as it may deem necessary or appropriate.

(b) If Lender shall elect to pay any sum due with reference to any Property, Lender may do so in reliance on any bill, statement or assessment procured from the appropriate

Governmental Authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Lender shall not be bound to inquire into the validity of any apparent or threatened adverse title claim, Lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same.

(c) Each Individual Borrower shall jointly and severally indemnify, defend and hold Lender harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including reasonable attorneys’ fees, incurred or accruing by reason of any acts performed by Lender pursuant to the provisions of this Section 8.3, including those arising from the joint, concurrent, or comparative negligence of Lender, except as a result of Lender’s gross negligence or willful misconduct.  All sums paid by Lender pursuant to this Section 8.3, and all other sums expended by Lender to which it shall be entitled to be indemnified, shall be paid by Borrower to Lender prior to expiration of the Demand Period.  Any costs and expenses due and payable to Lender pursuant to this Section 8.3 shall bear interest at the Default Rate from the expiration of the Demand Period until payment in full is received by Lender, and if Borrower fails to reimburse Lender within the Demand Period, then Lender may, in its discretion, either (i) without additional notice to Borrower, add such amounts to the principal balance of the Obligations to accrue interest at the Contract Rate and be secured by the Loan Documents, or (ii) deem the failure by Borrower to make timely reimbursement as an Event of Default and continue to accrue interest at the Default Rate in connection with such unpaid amounts until repayment in full.

ARTICLE 9.

MISCELLANEOUS

Section 9.1. Notices.  Any notice required or permitted to be given under this Agreement shall be in writing and either shall be sent by overnight air courier service, or personally delivered to a representative of the receiving party.  All such communications shall be mailed or delivered, addressed to the party for whom it is intended at its address set forth below.  Any single notice sent to a Borrower Party pursuant to the terms of this Section 9.1 shall be deemed to have been simultaneously given to all Borrower Parties.

If to a Borrower
Party:                                      c/o Mission West Properties, Inc.
10050 Bandley Drive
Cupertino, California 95014
Attention:        Ray V. Marino,
President and Chief Operating Officer
Telephone:      408-725-0700
E-mail:  rmarino@missionwest.com

If to Lender:                           c/o Hartford Investment Management Company
55 Farmington Avenue
Hartford, Connecticut 06105

Attn:  Steve Kalmin
Vice President - Real Estate Asset Management
Telephone:  (860) 297-6479
E-mail:  steve.kalmin@himco.com

with a copy to
concurrently to:                    Robert W. McKay, Esq.
c/o Hartford Investment Management Company
55 Farmington Avenue
Hartford, Connecticut 06105
Telephone: (860) 297-6449
E-mail: robert.mckay@himco.com

           Any communication so addressed and mailed shall be deemed to be given on the earliest of (1) when actually delivered or (2) on the first Business Day after deposit with an overnight air courier service, if such deposit is timely and appropriate in accordance with the requirements of such courier service for next business day delivery, in either case to the address of the intended addressee (except as otherwise provided in the Mortgage), and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by Lender or a Borrower Party, as the case may be.  Either party may designate a change of address within the United States of America by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

Section 9.2. Amendments and Waivers.  No purported amendment or waiver of any provision of the Loan Documents shall be effective unless in writing and signed by the party against whom enforcement is sought.

Section 9.3. Limitation on Interest.  Under no circumstances shall the aggregate amount paid or agreed to be paid as interest under the Loan Documents exceed the highest lawful rate permitted under applicable usury law of the State or of any state in which any Property is located, and the payment obligations of Borrower Parties under the Loan Documents are hereby limited accordingly.  If under any circumstances, whether by reason of advancement or acceleration of the unpaid principal balance of the Loan or otherwise, the aggregate amounts paid on the Loan shall include amounts which by law are deemed interest and which would exceed such highest lawful rate, Borrower Parties hereby stipulate that payment and collection of such excess amounts shall have been and will be deemed to have been the result of a mistake on the part of both Borrower Parties and Lender, and Lender shall, at its option, either return such excess to Borrower Parties or credit such excess against the principal balance of the Obligations then outstanding (without application of any Applicable Prepayment Fee), in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable.

Section 9.4. Invalid Provisions.  If any provision of any Loan Document is held to be illegal, invalid or unenforceable, then (i) such provision shall automatically be deemed fully severable; (ii) the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; (iii) the remaining provisions of the Loan Documents shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and (iv) in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible so that said substitute provision is legal, valid and enforceable.

Section 9.5. Payment and Reimbursement of Expenses.

(a) In addition to its reimbursement or payment obligations set forth elsewhere in this Agreement or in the other Loan Documents, and prior to the expiration of any Demand Period, Borrower Parties shall pay to Lender or, at Lender’s option, shall reimburse Lender, for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements and fees and expenses of appraisers and environmental professionals) incurred by Lender in connection with (i) intentionally omitted; (ii) intentionally omitted; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters (including leasing matters) requested by Borrower Parties; (iv) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of attorneys for providing to Lender all required legal opinions, and other similar expenses incurred, in creating and perfecting the Liens and security interest in favor of Lender pursuant to this Agreement and the other Loan Documents; (v) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting a Borrower Party, this Agreement, the other Loan Documents, the Portfolio, or any other security given for the Obligations; and (vi) enforcing any obligations of or collecting any payments due from Borrower Parties under this Agreement, the other Loan Documents or with respect to the Portfolio or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings.

(b) Any costs and expenses due and payable to Lender pursuant to this Section 9.5 shall bear interest at the Default Rate from the expiration of the applicable Demand Period until Lender receives payment in full.  If Borrower Parties fail to reimburse Lender prior to the expiration of the applicable Demand Period, then Lender may, in its discretion, either (i) without additional notice to Borrower Parties, add such amounts to the principal balance of the Obligations to accrue interest at the Contract Rate and be secured by the Loan Documents, or (ii) deem the failure of Borrower Parties to make timely reimbursement to be an Event of Default and continue to accrue interest at the Default Rate in connection with such unpaid amounts until repayment in full.

Section 9.6. Approvals; Third Parties; Conditions.  All approval rights retained or exercised by Lender with respect to Leases, contracts, plans, studies and other matters shall not be deemed or construed as a determination that Lender has passed on the adequacy thereof for any other purpose and may not be relied upon by Borrower Parties or any other Person.  This Agreement is for the sole and exclusive use of Borrower Parties and Lender and may not be enforced, nor relied upon, by any Person other than Borrower Parties and Lender. All conditions of the obligations of Lender hereunder, including Lender’s discretionary right to make protective advances pursuant to Sections 8.3 or 9.5, are imposed solely and exclusively for the benefit of Lender, its successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that Lender will refuse to make advances (if any) in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time in Lender’s discretion.

Section 9.7. Lender Not in Control; No Partnership.  None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender the right or power to exercise control over the affairs or management of a Borrower Party, the power of Lender being limited to the rights to exercise the remedies referred to in the Loan Documents, at law or in equity.  The relationship between Borrower Parties and Lender is, and at all times shall remain, solely that of debtor and creditor. No covenant or provision of the Loan Documents is intended, nor shall it be deemed or construed, to create a partnership, joint venture, agency or common interest in profits or income between Lender and Borrower Parties or to create any equity in the Portfolio in Lender.  Lender neither undertakes nor assumes any responsibility or duty to Borrower Parties or to any other Person with respect to the Portfolio or the Loan, except as expressly provided in the Loan Documents, and notwithstanding any other provision of the Loan Documents: (i) Lender is not, and shall not be construed as, a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of a Borrower Party or its stockholders, members, or partners (as the case may be) and Lender does not intend to ever assume such status; (ii) Lender shall in no event be liable for any Debts, expenses or losses incurred or sustained by a Borrower Party; and (iii) Lender shall not be deemed responsible for or a participant in any acts, omissions or decisions of a Borrower Party or its stockholders, members, or partners (as the case may be).  Lender and Borrower Parties each disclaim any intention to create any partnership, joint venture, agency or common interest in profits or income between Lender and a Borrower Party, or to create equity in the Portfolio in Lender, or any sharing of liabilities, losses, costs or expenses.

Section 9.8. Time of the Essence.  Time is of the essence with respect to the performance of each Borrower Parties’ obligations under the Loan Documents.

Section 9.9. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Lender, Borrower Parties and their respective successors and assigns, provided that no  Borrower Party shall, without the prior written consent of Lender (which may be granted or withheld in Lender’s discretion) or except as expressly permitted pursuant to Section 7.1, assign any rights, duties or obligations hereunder or under any other Loan Document.

Section 9.10. Servicing, Transfers, Assignments and Participations.

(a) At the option of Lender, the Loan may be serviced by a servicer (the “Servicer”) selected by Lender from time to time and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement between Lender and Servicer.  Servicer shall be entitled to reimbursement of costs and expenses as and to the same extent (but without duplication) as Lender is entitled thereto under the applicable provisions of this Agreement and the other Loan Documents, provided that Borrower Parties shall not be obligated to pay any servicing fee payable to the Servicer by Lender.  Upon notice thereof from Lender, Servicer shall have the right to exercise all rights of Lender and enforce all obligations of Borrower Parties pursuant to the provisions of this Agreement, the Note and the other Loan Documents.  Provided Borrower Parties shall have been given notice of Servicer’s address by Lender, Borrower Parties shall deliver to Servicer duplicate originals of all notices and other instruments which Borrower Parties may or shall be required to deliver to Lender pursuant to this Agreement, the Note and the other Loan Documents (and no delivery of such notices or other instruments by Borrower Parties shall be of any force or effect unless delivered to Lender and Servicer as provided above).

(b) Lender may at any time sell, transfer or assign the Note, this Agreement, the Mortgage, and the other Loan Documents, and any or all servicing rights with respect thereto or grant participations therein or issue mortgage pass-through certificates, provided that Lender shall remain as the “lead” lender and primary contact for all required consents and approvals under the Loan Documents.  Lender may forward to any present, future or prospective purchaser, assignee, servicer, participant or investor (each, a “Transferee”), all documents and information which Lender now has or may hereafter acquire relating to any Borrower Party or the Portfolio, whether furnished by a Borrower Party, any Property Manager or any other Person, as Lender determines necessary or desirable; provided that Lender receives a reasonable undertaking from the applicable Transferee to maintain the confidential nature (if any) of such information. Each Borrower Party shall cooperate with Lender in connection with any transfer made pursuant to this Section 9.10, including the delivery of an estoppel certificate and such other documents as may be reasonably requested by Lender.  Each Borrower Party shall also furnish, and hereby consents to Lender furnishing to such Transferee, any and all current or updated information concerning its financial condition and any and all information concerning the Portfolio as may be requested by Lender or any Transferee; provided that Lender receives a reasonable undertaking from the applicable Transferee to maintain the confidential nature (if any) of such information.  No exercise by Lender of any transfer rights pursuant hereto shall operate to release or diminish the duties, obligations or liabilities of any Borrower Party under this Agreement or the other Loan Documents.

(c) Without in any way limiting Lender’s other rights hereunder, Lender shall have the right, in its discretion at any time after the Funding Date, to require Borrower Parties to split the Loan into one or more loans secured by the Portfolio (individually, a “Split Loan” and collectively, the “Split Loans”), provided that (i) the aggregate principal amount of all notes evidencing the Split Loans shall equal the outstanding principal balance of the Loan immediately prior to the creation of such split notes, (ii) the aggregate debt service payments on the Split Loans shall on the date created equal the debt service payment which was due under the Loan immediately prior to the creation of such Split Loans, and (iii) the other terms and provisions of the documents evidencing and/or securing the Split Loans shall be substantially similar in form and substance to the Loan Documents.  Borrower Parties, at no cost or expense to it, shall cooperate with all reasonable requests of Lender in order to establish the Split Loans and shall execute and deliver such documents as shall be reasonably required by Lender in connection therewith, all in form and substance reasonably satisfactory to Lender, including modified and severed notes, mortgages and other security documents in such denominations as Lender shall determine in its discretion, release documents and any and all documents necessary to assign the Split Loans.

Section 9.11. Replacement Documents.  Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other document(s) which is not of public record and, in the case of any such destruction or mutilation, upon surrender and cancellation of the Note or other document(s), Borrower Parties shall issue, in lieu thereof, a replacement Note or other document(s) in the same principal amount thereof and otherwise of like tenor.

Section 9.12. Renewal, Extension or Rearrangement.  All provisions of the Loan Documents shall apply with equal effect to each and all promissory notes and amendments thereof hereinafter executed which in whole or in part represent a renewal, extension, increase or rearrangement of the Loan.

Section 9.13. Waivers.  No course of dealing on the part of Lender, its officers, employees, attorneys, consultants or agents, nor any failure or delay by Lender with respect to exercising any right, power, privilege or remedy of Lender under any of the Loan Documents, shall operate as a waiver thereof.

Section 9.14. Cumulative Rights.  All rights and remedies of Lender under the Loan Documents, at law or in equity shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

Section 9.15. Exhibits and Schedules.  The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.

Section 9.16. Titles of Articles, Sections and Subsections.  All titles or headings to articles, sections, subsections or other divisions of this Agreement and the other Loan Documents or the exhibits hereto and thereto, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

Section 9.17. Promotional Material.  Borrower Parties authorizes Lender to issue press releases, advertisements and other promotional materials in connection with Lender’s own promotional and marketing activities, and describing the Loan in general terms or in detail and Lender’s participation in the Loan.  All references to Lender contained in any press release, advertisement or promotional material issued by any Borrower Party must be approved in writing by Lender in advance of issuance.

Section 9.18. Survival.  All of the representations, warranties, covenants, and indemnities made in this Agreement, the Environmental Indemnity Agreement or any other Loan Document shall survive the repayment in full of the Obligations and the release of the Liens evidencing or securing the Loan, and shall survive the transfer (by sale, foreclosure, conveyance in lieu of foreclosure or otherwise) of any or all right, title and interest in and to all or any portion of the Collateral to any party.

Section 9.19. Governing Law.  The Loan Documents are being executed and delivered, and are intended to be performed, in the State and the laws of the State and of the United States of America shall govern the rights and duties of the parties hereto and the validity, construction, enforcement and interpretation of the Loan Documents, except to the extent otherwise specified in any of the Loan Documents.

Section 9.20. Entire Agreement.  This Agreement and the other Loan Documents embody the entire agreement and understanding between Lender and Borrower and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

Section 9.21. Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

Section 9.22. Obligations of Borrower, Joint and Several.  If more than one Person has executed this Agreement or any other Loan Document as “Borrower”, “Grantor” or “Assignor”, the obligations of all such Persons hereunder or thereunder shall be joint and several.

Section 9.23. WAIVER OF PUNITIVE OR CONSEQUENTIAL DAMAGES.  NEITHER LENDER NOR BORROWER PARTIES SHALL BE RESPONSIBLE OR LIABLE TO THE OTHERS OR TO ANY OTHER PERSON FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THE LOAN OR THE TRANSACTION CONTEMPLATED HEREBY, INCLUDING ANY BREACH OR OTHER DEFAULT BY ANY PARTY HERETO.

Section 9.24. WAIVER OF JURY TRIAL.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH BORROWER PARTY AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOAN OR THE COLLATERAL (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE).  THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER THIS AGREEMENT.

ARTICLE 10.

LIMITATIONS ON LIABILITY

Section 10.1. Limitation on Liability.

(a) Subject to the qualifications and exceptions set forth below, Lender shall not enforce the liability and obligations of Borrower to perform and observe its duties and obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against any Borrower Party, provided that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, the Carveout Indemnity, this Agreement, the Mortgage and the other Loan Documents, or in the Collateral given to Lender pursuant to the Loan Documents; provided, further, that, subject to the qualifications and exceptions set forth below, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of its interest in the Collateral, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, agrees that subject to the qualifications and exceptions set forth below, it shall not sue for, seek or demand any deficiency judgment against Borrower, any other Borrower Party or any officer, director, manager, member or partner of Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgage or the other Loan Documents.

(b) Notwithstanding anything to the contrary set forth in this Agreement or the other Loan Documents:

(i) the provisions of Section 10.1(a) shall not:

(A) Constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents;

(B) Impair the right of Lender to name any Borrower Party as a party defendant in any action or suit for foreclosure and sale under the Mortgage;

(C) Affect the validity or enforceability of the Carveout Indemnity, affect the liability, duties and obligations of Carveout Indemnitor under the Carveout Indemnity, or affect any of the rights and remedies of Lender under the Carveout Indemnity;

(D) Impair the right of Lender to obtain the appointment of a receiver or affect the validity or enforceability of the Assignment of Leases and Rents, affect the liability, duties and obligations of any Borrower Party under the Assignment of Leases and Rents, or affect any of the rights and remedies of Lender under the Assignment of Leases and Rents;

(E) Affect the validity or enforceability of the Environmental Indemnity Agreement, affect the liability, duties and obligations of any Borrower Party under the Environmental Indemnity Agreement, or limit the rights and remedies of Lender under the Environmental Indemnity Agreement; or

(F) Constitute a prohibition against Lender to seek a deficiency judgment against any Borrower Party solely in order to satisfy procedural requirements necessary to fully realize the security granted by the Mortgage or under any other Loan Documents, or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Collateral; (and in no event shall any such deficiency judgment issued solely in order to satisfy procedural requirements be enforced against assets of any Borrower Party other than the Collateral) and

(ii) Each Individual Borrower, jointly and severally, and jointly and severally with Carveout Indemnitor pursuant to the Carveout Indemnity, hereby agrees to indemnify and reimburse Lender, within the Demand Period (and nothing set forth in this Section 10.1 shall constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower Parties, by money judgment or otherwise), to the extent of any and all liabilities, costs, losses (including any reduction in value of any Property or any other Collateral or the loss of Lender’s security interest therein), damages, expenses (including reasonable attorneys’ fees and disbursements, and court costs, if any), or claims suffered or incurred by Lender by reason of or in connection with any of the following:

(A) Any fraud committed by any Borrower Party in connection with the Loan;

(B) Any material misrepresentation contained in any of the Loan Documents or any report furnished pursuant to any of the Loan Documents by any Borrower Party;

(C) The failure by Borrower to maintain insurance in accordance with Section 3.1;

(D) The failure of any Borrower Party to apply Operating Revenues received by any Borrower Party to pay Debt Service, Impounds (if any), Operating Expenses (including in fulfilling the obligations of any Individual Borrower as “landlord” under any Lease) and reasonable and necessary capital expenditures or costs during the 12-month period immediately preceding the occurrence of the Event of Default triggering Lender’s exercise of remedies; provided, however, that Borrower shall not have liability under this subparagraph (D) to the extent Operating Revenues generated during the 12-month period immediately preceding the occurrence of the Event of Default triggering Lender’s exercise of remedies were not sufficient to pay in full all such amounts and all Operating Revenues so received by any Borrower Party were applied to pay such amounts to the full extent of Operating Revenues so received;

(E) The misappropriation of any Net Proceeds or condemnation awards by any Borrower Party;

(F) The failure of any Borrower Party to (x) properly apply any and all security deposits held by any Borrower Party, (y) properly return same to Tenants when due, or (z) deliver security deposits to Lender, any receiver or any Person purchasing any Property or any part thereof at a foreclosure sale or upon the taking of possession of such Property or any part thereof by Lender, such receiver or such other Person; provided, however, that Borrower shall not have the liability under this subparagraph (F) if the required activity under (z) above is limited or prohibited by applicable Legal Requirements or if Borrower is operating under the express written direction of Lender;

(G) Intentional removal or destruction of property (without the concurrent replacement thereof with property of at least equivalent value and utility) constituting any material portion of the Collateral, or any other intentional and material waste of any portion of the Collateral, by any Borrower Party;

(H) Any Borrower Party contesting or in any way interfering with, directly or indirectly, any foreclosure action, Uniform Commercial Code sale and/or deed in lieu of foreclosure transaction commenced by Lender or with any other enforcement of Lender’s rights, power or remedies under any of the Loan Documents (whether by making any motion, bringing any counterclaim, claiming any defense, seeking any injunction or other restraint, commencing any action or otherwise) in connection with Lender’s rights arising from an Event of Default; provided, however, that if any Borrower Party obtains a final, non-appealable order successfully contesting the exercise by Lender of a right or remedy, then Borrower shall not have liability under this subparagraph (H);

(I) Any Borrower Party (i) filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or (ii) making an assignment for the benefit of creditors; or

(J) Any Borrower Party (i) filing, or joining in the filing of, an involuntary petition against any other Borrower Party under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or (ii) soliciting or causing to be solicited petitioning creditors for any involuntary petition against any other Borrower Party, or (iii) filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against any other Borrower Party by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or (iv) voting adversely to Lender’s interest in any proceeding under the Bankruptcy Code or any other state or Federal bankruptcy or insolvency law which involves any Borrower Party or any portion of the Collateral, or (v) consenting to or acquiescing or joining in an application for the appointment of a custodian, receiver, trustee or examiner for any Borrower Party or any portion of the Collateral (unless such action is at the written request of Lender).

Notwithstanding the foregoing, if Borrower and any necessary Borrower Parties consent, pursuant to a stipulation in form reasonably required by Lender (to be executed by Borrower and any necessary Borrower Parties and delivered to Lender within five (5) Business Days following Lender’s request), to the appointment of a receiver for any Property identified by Lender (the identity of such receiver to be designated by Lender and approved by Borrower Parties, such approval not to be unreasonably withheld), and no Borrower Party seeks or participates in the removal of said receiver (absent a material violation by said receiver of the order appointing the receiver, in which case a substitute receiver designated by Lender and approved by Borrower Parties, such approval not to be unreasonably withheld, will be appointed) then Borrower shall not have liability under this Subsection (b)(ii) solely as a result of any reduction in value of such Property or any other Collateral during the period that Lender is pursuing its rights and remedies as a result of an Event of Default.

(c) Notwithstanding anything to the contrary set forth in this Agreement or any of the other Loan Documents: (i) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations or to require that all Collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Loan Documents; and (ii) the Obligations shall be fully recourse to Borrower in the event any Transfer occurs in violation of Section 7.1 (including the voluntary placement of a Lien on all or any portion of the Collateral in violation of the Loan Documents).

[Remainder of this page intentionally blank.  Signature Page follows.]

IN WITNESS WHEREOF, this Agreement has been executed by the undersigned and is effective as of the day and year first above written.

BORROWER:

MISSION WEST PROPERTIES, L.P.,
a Delaware limited partnership

By:           Mission West Properties, Inc.
a Maryland corporation
its general partner

By:           /s/ Raymond V. Marino
Name:  Raymond V. Marino
Title:  President & COO

MISSION WEST PROPERTIES, L.P. I,
a Delaware limited partnership

By:           Mission West Properties, Inc.
a Maryland corporation
its general partner

By:           /s/ Raymond V. Marino
Name:  Raymond V. Marino
Title:  President & COO

[Signature Page of Borrower to Fixed Rate Term Loan Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the undersigned and is effective as of the day and year first above written.

LENDER:

HARTFORD LIFE INSURANCE COMPANY,
a Connecticut corporation

By:          Hartford Investment Management Company,
a Delaware corporation,
Its Agent and Attorney-in-Fact

By:           /s/ John M. Maher
Name: John M. Maher
Title: Executive Vice President

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY,
a Connecticut corporation

By:          Hartford Investment Management Company,
a Delaware corporation,
Its Agent and Attorney-in-Fact

By:           /s/ John M. Maher
Name: John M. Maher
Title: Executive Vice President

[Signature Page of Lender to Fixed Rate Term Loan Agreement]

EXHIBIT A-1

Legal Description

5830, 5850, 5870 Hellyer Avenue, San Jose, California

Real property in the City of San Jose, County of Santa Clara, State of California, described as follows:

ALL OF PARCEL A AS DESCRIBED IN THAT CERTAIN LOT LINE ADJUSTMENT PERMIT RECORDED SEPTEMBER 29, 1999 UNDER RECORDER'S SERIES NO. 15000706, SANTA CLARA COUNTY, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

ALL OF PARCEL A AS DESCRIBED IN THAT CERTAIN LOT LINE ADJUSTMENT PERMIT RECORDED JUNE 22, 1998 UNDER RECORDER'S SERIES NO. 14246279, SANTA CLARA COUNTY, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
ALL THAT REAL PROPERTY SITUATE IN THE CITY OF SAN JOSE, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, BEING A PORTION OF LOT 12 AS SHOWN UPON THAT CERTAIN MAP FILED FOR RECORD IN BOOK "H" OF MAPS AT PAGE 147, SANTA CLARA COUNTY RECORDS, DESCRIBED AS FOLLOWS:
BEGINNING AT A POINT ON THE NORTHEASTERLY RIGHT OF WAY LINE OF HELLYER AVENUE AT THE MOST WESTERLY CORNER OF PARCEL 12 AS SHOW UPON THE RECORD OF SURVEY FILED IN BOOK 636 OF MAPS AT PAGES 11 THROUGH 22, SANTA CLARA COUNTY RECORDS;
THENCE ALONG THE NORTHWESTERLY LINE OF SAID LOT 12 NORTH 44°23'57" EAST 604.28 FEET TO THE SOUTHWESTERLY RIGHT-OF-WAY LINE OF SILVER CREEK VALLEY ROAD, AS SAID ROAD IS SHOWN ON SAID RECORD OF SURVEY FILED IN BOOK 636 OF MAPS OF AT PAGE 11, SANTA CLARA COUNTY RECORDS;
THENCE ALONG SAID RIGHT-OF-WAY LINE THE FOLLOWING TWO (2) COURSES:
SOUTH 45°00'34" EAST 8.22 FEET TO THE BEGINNING OF A TANGENT CURVE TO THE RIGHT;
ALONG SAID CURVE HAVING A RADIUS OF 548.00 FEET, THROUGH A CENTRAL ANGLE OF 36°11'38", AN ARC DISTANCE OF 346.17 FEET TO THE SOUTHEASTERLY LINE OF SAID LOT 12;
THENCE ALONG SAID SOUTHEASTERLY LINE SOUTH 44°28'22" WEST 486.78 FEET TO THE BEGINNING OF A NON-TANGENT CURVE TO THE RIGHT, TO WHICH POINT A RADIAL LINE BEARS SOUTH 39°05'24" WEST, SAID POINT BEING ON SAID NORTHEASTERLY RIGHT OF WAY LINE OF HELLYER AVENUE, AS SHOWN ON SAID RECORD OF

Exhibit A-1-1

SURVEY;
THENCE ALONG SAID RIGHT-OF-WAY LINE THE FOLLOWING TWO(2) COURSES:
NORTHWESTERLY ALONG SAID CURVE HAVING A RADIUS OF 1996.18 FEET, THROUGH A CENTRAL ANGLE OF 5°24'06", AN ARC DISTANCE OF 188.20 FEET;
NORTH 45°30'30" WEST 142.16 FEET TO THE POINT OF BEGINNING.

AND, IN ADDITION THERETO, THE FOLLOWING AREA:

A PORTION OF LOT 13 AS SHOWN ON THAT CERTAIN MAP FILED IN BOOK "H" OF MAPS AT PAGE 147, SANTA CLARA COUNTY RECORDS, DESCRIBED AS FOLLOWS:
BEGINNING AT A POINT ON THE NORTHEASTERLY RIGHT OF WAY LINE OF HELLYER AVENUE AT THE MOST WESTERLY CORNER OF PARCEL 13 AS SHOWN UPON THE RECORD OF SURVEY FILED IN BOOK 636 OF MAPS AT PAGES 11 THROUGH 22, SANTA CLARA COUNTY RECORDS;
THENCE ALONG THE NORTHWESTERLY LINE OF SAID LOT 13 NORTH 44°29'58" EAST 607.14 FEET TO THE SOUTHWESTERLY RIGHT OF WAY LINE OF SILVER CREEK VALLEY ROAD, AS SHOWN ON SAID RECORD OF SURVEY FILED IN BOOK 636 OF MAPS AT PAGE 11, SANTA CLARA COUNTY RECORDS.
THENCE ALONG SAID RIGHT-OF-WAY LINE SOUTH 45°00'34" EAST 328.87 FEET TO THE SOUTHEASTERLY LINE OF SAID LOT 13;
THENCE ALONG LAST SAID LINE SOUTH 44°23'57" WEST 604.28 FEET TO SAID NORTHEASTERLY LINE OF HELLYER AVENUE;
THENCE ALONG SAID RIGHT-OF-WAY LINE NORTH 45°30'30" WEST 329.92 FEET TO THE POINT OF BEGINNING.

AND, IN ADDITION THERETO, THE FOLLOWING AREA:

A PORTION OF PARCEL "A" AS SHOWN UPON THAT CERTAIN MAP FILED IN BOOK 371 OF MAPS, AT PAGE 29, SANTA CLARA COUNTY RECORDS, DESCRIBED AS FOLLOWS:
BEGINNING AT A POINT ON THE NORTHEASTERLY RIGHT OF WAY LINE OF HELLYER AVENUE AT THE MOST WESTERLY CORNER OF THAT PARCEL SHOWN AS "THE LANDS OF HELEN E. RYAN" UPON THE RECORD OF SURVEY FILED IN BOOK 636 OF MAPS AT PAGES 11 THROUGH 22, SANTA CLARA COUNTY RECORDS;
THENCE ALONG THE NORTHWESTERLY LINE OF SAID PARCEL "A" NORTH 44°28'22" EAST 486.78 FEET TO THE BEGINNING OF A NON-TANGENT CURVE TO THE RIGHT, TO WHICH POINT A RADIAL LINE BEARS NORTH 81°11'04" EAST, SAID POINT BEING ON THE SOUTHWESTERLY RIGHT OF WAY LINE OF SILVER CREEK VALLEY ROAD, AS SHOWN ON SAID RECORD OF SURVEY FILED IN BOOK 636

Exhibit A-1-2

OF MAPS AT PAGE 11, SANTA CLARA COUNTY RECORDS;
THENCE ALONG SAID RIGHT OF WAY LINE THE FOLLOWING THREE (3) COURSES:
SOUTHEASTERLY ALONG SAID CURVE HAVING A RADIUS OF 548.00 FEET, THROUGH A CENTRAL ANGLE OF 44°04'10", AN ARC DISTANCE OF 421.50 FEET;
SOUTH 35°15'13" WEST 15.81 FEET TO THE BEGINNING OF A TANGENT CURVE TO THE RIGHT;
ALONG SAID CURVE HAVING A RADIUS OF 88.00 FEET, THROUGH A CENTRAL ANGLE OF 90°00'31", AN ARC DISTANCE OF 138.24 FEET TO SAID RIGHT OF WAY LINE OF HELLYER AVENUE;
THENCE ALONG SAID RIGHT OF WAY LINE THE FOLLOWING TWO (2) COURSES:
NORTH 54°44'16" WEST 10.98 FEET TO THE BEGINNING OF A TANGENT CURVE TO THE RIGHT;
ALONG SAID CURVE HAVING A RADIUS OF 1996.18 FEET, THROUGH A CENTRAL ANGLE OF 3°49'40", AN ARC DISTANCE OF 133.36 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THE FOLLOWING AREA:

ALL OF PARCEL A-1 AS DESCRIBED IN THAT CERTAIN LOT LINE ADJUSTMENT PERMIT RECORDED SEPTEMBER 29, 1999 UNDER RECORDER'S SERIES NO. 15000706, SANTA CLARA COUNTY, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
ALL THAT CERTAIN REAL PROPERTY SITUATE IN THE CITY OF SAN JOSE, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, BEING A PORTION OF PARCEL A AS DESCRIBED IN THAT CERTAIN LOT LINE ADJUSTMENT PERMIT RECORDED JUNE 22, 1998 UNDER RECORDER'S SERIES NO. 14246279, SANTA CLARA COUNTY, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING AT THE INTERSECTION OF THE NORTHWESTERLY LINE OF SAID PARCEL A WITH THE NORTHEASTERLY RIGHT OF WAY LINE OF HELLYER AVENUE AS SAID AVENUE IS SHOWN ON THAT CERTAIN RECORD OF SURVEY FILED IN BOOK 525 OF MAPS AT PAGES 52 THROUGH 59, SANTA CLARA COUNTY RECORDS;
THENCE ALONG SAID NORTHWESTERLY LINE OF SAID PARCEL A, NORTH 44°29'56" EAST, 607.14 FEET TO THE SOUTHWESTERLY RIGHT OF WAY LINE OF SILVER CREEK VALLEY ROAD AS SAID ROAD IS SHOWN ON THE RECORD OF SURVEY FILED IN BOOK 636 OF MAPS AT PAGES 11 THROUGH 22, SANTA CLARA COUNTY RECORDS;
THENCE ALONG SAID SOUTHWESTERLY RIGHT OF WAY LINE SOUTH 45°00'34" EAST, 95.00 FEET;
THENCE SOUTH 44°29'58" WEST, 606.32 FEET TO SAID NORTHEASTERLY RIGHT OF WAY OF HELLYER AVENUE;

Exhibit A-1-3

THENCE ALONG SAID NORTHEASTERLY RIGHT OF WAY LINE NORTH 45°30'30" WEST, 95.00 FEET TO THE POINT OF BEGINNING.

APN:  679-02-016

Exhibit A-1-4

EXHIBIT A-2

Legal Description

5750 Hellyer Avenue, San Jose, California

Real property in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

PARCEL 3, AS SHOWN ON THAT CERTAIN PARCEL MAP FILED FOR RECORD ON NOVEMBER 19, 2009 IN BOOK 834 OF MAPS, AT PAGES 34 AND 35, SANTA CLARA COUNTY RECORDS.

PARCEL TWO:

AN EASEMENT FOR STORM DRAIN PURPOSES AS MORE PARTICULARLY DESCRIBED IN THAT CERTAIN DOCUMENT RECORDED DECEMBER 19, 2008 AS DOCUMENT NO. 20072892 OF OFFICIAL RECORDS, SANTA CLARA COUNTY.

APN:  679-02-017 and 679-02-019

Exhibit A-2-1

EXHIBIT A-3

Legal Description

5970 Optical Court, San Jose, California

Real property in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

PARCEL 3A AS SHOWN ON THAT CERTAIN PARCEL MAP FILED IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON DECEMBER 11, 2008, IN BOOK 829 OF MAPS AT PAGES 8-11.

RESERVING THEREFROM A PRIVATE EASEMENT FOR STORM DRAINAGE PURPOSES OVER THAT PORTION OF SAID PARCEL 3A SHOWN AS "10' P.S.D.E." (PRIVATE STORM DRAINAGE EASEMENT) FOR THE BENEFIT OF PARCEL 3 OF SAID PARCEL MAP.

ALSO RESERVING THEREFROM A PRIVATE EASEMENT FOR TELEPHONE AND ELECTRICAL PURPOSES OVER THAT PORTION OF SAID PARCEL 3A SHOWN AS "PR.U.E." (PRIVATE UTILITY EASEMENT) FOR THE BENEFIT OF PARCEL 3 OF SAID PARCEL MAP.

PARCEL TWO:

A NON-EXCLUSIVE EASEMENT, APPURTENANT TO THE ABOVE SHOWN PARCEL ONE, FOR INGRESS, EGRESS, UTILITIES, AND OVERLAND RELEASE OF STORM WATER OVER A PRIVATE STREET (OPTICAL COURT) AS SHOWN ON SAID PARCEL MAP AND AS CREATED BY THAT CERTAIN GRANT DEED RECORDED FEBRUARY 22, 2001 AS DOCUMENT NO. 15567589 AND RE-RECORDED MARCH 22, 2001 AS DOCUMENT NO. 15602149 BOTH OF OFFICIAL RECORDS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE ANGLE POINT IN THE NORTHWESTERLY LINE OF LOT 4, ALSO BEING THE ANGLE POINT IN THE CENTERLINE OF PIERCY ROAD, 40 FEET WIDE, AS SAID LOT AND ROAD ARE SHOWN UPON THAT CERTAIN MAP ENTITLED, "MAP OF THE E. M. PIERCY SUBDIVISION NO. 1" WHICH MAP WAS FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF

Exhibit A-3-1

THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON NOVEMBER 27, 1906 IN BOOK "L" OF MAPS AT PAGE 51; THENCE WEST 193.82 FEET ALONG SAID CENTERLINE TO THE TRUE POINT OF BEGINNING; THENCE SOUTH 0°01'44" WEST 298.09 FEET; THENCE SOUTHEASTERLY ALONG A TANGENT CURVE TO THE LEFT WITH A RADIUS OF 170.00 FEET THROUGH A CENTRAL ANGLE OF 45°01'41" FOR AN ARC DISTANCE OF 133.60 FEET; THENCE SOUTH 44°59'58" EAST 273.57 FEET; THENCE SOUTHERLY ALONG A TANGENT CURVE TO THE RIGHT WITH A RADIUS OF 30.00 FEET THROUGH A CENTRAL ANGLE OF 51°19'04" FOR AN ARC DISTANCE OF 26.87 FEET; THENCE ALONG A REVERSE CURVE TO THE LEFT WITH A RADIUS OF 50.00 FEET THROUGH A CENTRAL ANGLE OF 282°38'08" FOR AN ARC DISTANCE OF 246.65 FEET; THENCE ALONG A REVERSE CURVE TO THE RIGHT WITH A RADIUS OF 30.00 FEET THROUGH A CENTRAL ANGLE OF 51°19'04" FOR AN ARC DISTANCE OF 26.87 FEET; THENCE NORTH 44°59'58" WEST 273.57 FEET; THENCE NORTHWESTERLY ALONG A TANGENT CURVE TO THE RIGHT WITH A RADIUS OF 130.00 FEET THROUGH A CENTRAL ANGLE OF 45°01'41" FOR AN ARC DISTANCE OF 102.17 FEET; THENCE NORTH 0°01'44" EAST 298.11 FEET TO A POINT ON SAID CENTERLINE OF PIERCY STREET; THENCE WEST 40.00 FEET ALONG SAID CENTERLINE TO THE TRUE POINT OF BEGINNING.

EXCEPTING THEREFROM ALL THAT PORTION LYING WITHIN THE BOUNDS OF THE ABOVE SHOWN PARCEL ONE.

PARCEL THREE:

A NON-BUILDABLE EASEMENT APPURTENANT TO AND FOR THE BENEFIT OF THE ABOVE SHOWN PARCEL ONE, AS CREATED BY SAID PARCEL MAP OVER THAT PORTION OF PARCEL 3 OF SAID MAP DESIGNATED AS "60' WIDE NON-BUILDABLE EASEMENT".

PARCEL FOUR:

A NON-EXCLUSIVE PRIVATE EASEMENT FOR STORM DRAINAGE PURPOSES OVER THAT PORTION OF PARCEL 3 SHOWN ON SAID PARCEL MAP AS "10' P.S.D.E." (PRIVATE STORM DRAINAGE EASEMENT), APPURTENANT TO THE ABOVE SHOWN PARCEL ONE.

PARCEL FIVE:

Exhibit A-3-2

A NON-EXCLUSIVE PRIVATE EASEMENT FOR WATER LINE PURPOSES OVER THAT PORTION OF PARCEL 3 OF SAID PARCEL MAP SHOWN AS "15' P.W.L.E." (PRIVATE WATER LINE EASEMENT), APPURTENANT TO THE ABOVE SHOWN PARCEL ONE.

APN:  678-07-042

Exhibit A-3-3

EXHIBIT A-4

Legal Description

255 Caspian Drive, Sunnyvale, California

Real property in the City of Sunnyvale, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

LOT 1, AS SHOWN ON THAT CERTAIN MAP FIELD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON FEBRUARY 25, 1992 IN BOOK 634 OF MAPS, PAGES 30 AND 31.

PARCEL TWO:

A NON-EXCLUSIVE 15 FOOT WIDE INGRESS AND EGRESS EASEMENT OVER THAT CERTAIN STRIP OF LAND OF LOT 2, DESIGNATED AS "PROPOSED NON-EXCLUSIVE 15' INGRESS AND EGRESS EASEMENT", FOR THE BENEFIT OF LOT 1, AS SAID EASEMENT AND LOT ARE SHOWN ON THAT CERTAIN PARCEL MAP RECORDED FEBRUARY 25. 1992 IN BOOK 634 OF MAPS, PAGES 30 AND 31.

APN:  110-33-038

Exhibit A-4-1

EXHIBIT A-5

Legal Description

3301 Olcott Street, Santa Clara, California

Real property in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

PARCEL 1, AS SHOWN ON THAT CERTAIN PARCEL MAP RECORDED JULY 1, 1977 IN BOOK 399, PAGE 51 OF MAPS, IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA.

EXCEPTING THEREFROM THAT PORTION OF THE PREMISES AS GRANTED TO THE STATE OF CALIFORNIA, IN THAT CERTAIN INSTRUMENT RECORDED APRIL 23, 1982 IN BOOK G 744 PAGE 72 OF OFFICIAL RECORDS, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A POINT ON THE GENERAL SOUTHERLY LINE OF THE EXISTING STATE FREEWAY IN SANTA CLARA COUNTY, ROAD 04-SC1-101, SHOWN AS BAYSHORE FREEWAY, AS SAID SOUTHERLY FREEWAY LINE WAS ESTABLISHED, DEFINED AND DESCRIBED IN PARCEL 3 OF THE DEED TO STATE OF CALIFORNIA RECORDED JUNE 6, 1960 IN VOLUME 4815 AT PAGE 705, OFFICIAL RECORDS OF SANTA CLARA COUNTY, SAID POINT BEING ALSO THE NORTHEASTERLY CORNER OF PARCEL 6 SHOWN UPON THAT CERTAIN RECORD OF SURVEY MAP FILED FOR RECORD ON MAY 6, 1963 IN BOOK 160 OF MAPS AT PAGES 50 AND 51 IN THE OFFICE OF THE RECORDER OF SANTA CLARA COUNTY; THENCE ALONG THE EASTERLY LINE OF SAID PARCEL 6, SOUTH 0° 58' 53" WEST, 29.75 FEET; THENCE LEAVING SAID EASTERLY LINE, SOUTH 65° 50' 31" EAST, 437.09 FEET TO A POINT ON THE LINE COMMON TO PARCEL "C" AND PARCEL "D" AS SAID PARCELS C AND D ARE SHOWN UPON THAT CERTAIN MAP ENTITLED "PARCEL MAP-LANDS OF KAISER AETNA", WHICH MAP WAS FILED FOR RECORD ON SEPTEMBER 23, 1975 IN BOOK 361 OF MAPS AT PAGE 46, IN THE OFFICE OF THE RECORDER OF SANTA CLARA COUNTY; THENCE ALONG THE SOUTHEASTERLY PROLONGATION OF LAST SAID COURSE, SOUTH 65° 50' 31" EAST, 298.72 FEET TO THE BEGINNING OF A TANGENT CURVE TO THE RIGHT WITH A RADIUS OF 249.00 FEET, WHICH CURVE IS ALSO TANGENT TO THE NORTHERLY

Exhibit A-5-1

PROLONGATION OF THE COURSE DESCRIBED AS "NORTH 20° 29' 40" WEST 124.04 FEET" IN THAT CERTAIN FINAL ORDER OF CONDEMNATION RECORDED JANUARY 19, 1961 IN VOLUME 5048 AT PAGE 9, OFFICIAL RECORDS OF SANTA CLARA COUNTY; THENCE ALONG SAID TANGENT CURVE TO THE RIGHT WITH A RADIUS OF 249.00 FEET, THROUGH AN ANGLE OF 45° 20' 51", AN ARC LENGTH OF 197.07 FEET TO SAID NORTHERLY PROLONGATION; THENCE ALONG SAID NORTHERLY PROLONGATION SOUTH 20° 29' 40" EAST 326.67 FEET TO THE NORTHERLY TERMINUS OF SAID 124.04 FOOT COURSE, BEING THE INTERSECTION OF LAST SAID COURSE WITH THE COURSE DESCRIBED AS "SOUTH 59° 36' 10" EAST 385.76 FEET" IN SAID FINAL ORDER OF CONDEMNATION; THENCE ALONG LAST DESCRIBED COURSE SOUTH 89° 36' 10" EAST 49.24 FEET TO THE GENERAL SOUTHWESTERLY LINE OF SAID EXISTING STATE FREEWAY AS DEFINED AND DESCRIBED IN SAID DEED (4815 OR 705); THENCE ALONG SAID GENERAL SOUTHWESTERLY AND SOUTHERLY FREEWAY LINE NORTH 20° 29' 40" WEST, 351.97 FEET, ALONG A TANGENT CURVE TO THE LEFT WITH A RADIUS OF 245.00 FEET, THROUGH AN ANGLE OF 42° 11' 22", AN ARC LENGTH OF 180.40 FEET, NORTH 62° 41' 02" WEST, 351.61 FEET AND NORTH 69° 22' 12" WEST, 450.90 FEET TO THE POINT OF COMMENCEMENT, EXCEPTING THEREFROM ALL THAT PORTION OF SAID PARCEL "C" (361-MAPS-46) INCLUDED WITHIN THE EXTERIOR BOUNDARIES OF THE HEREINABOVE DESCRIBED REAL PROPERTY.

APN:  224-47-019

Exhibit A-5-2

EXHIBIT B

CLOSING STATEMENT

[Missing Graphic Reference]	First American Title Insurance Company National Commercial Services 1737 North First Street, Suite 500 • San Jose, CA 95112
Borrower’s Final Settlement Statement
Property:	5850 Hellyer Avenue, San Jose, CA	File No:	NCS-441275-SC
		Officer:	Liz Zankich/lz
New Loan No:
		Settlement Date:	08/04/2010
Disbursement Date:
		Print Date:	8/4/2010, 1:42 PM
Buyer:	Mission West Properties, L.P.; Mission West Properties L.P. I
Address:
Seller:
Address:

Charge Description		Borrower Charge	Borrower Credit CredCCharge
New Loan(s):
Lender: Hartford Insurance Company
New Loan Amount - Hartford Insurance Company			40,000,000.00
Credit Application fee - Hartford Insurance Company			800,000.00
Administrative Fee - Hartford Insurance Company	POC $20,000.00
Stub Interest - Hartford Insurance Company		188,222.22
Return of Work fee - Hartford Insurance Company			75,000.00
Interest on App Fees - Hartford Insurance Company			160.55

Title/Escrow Charges to:
Policy-Extended ALTA 2006 Lender's to First American Title Insurance Company National Commercial Services		23,600.00
Closing-Escrow Fee to First American Title Insurance Company National Commercial Services		9,450.00
Endorsement-Zoning-ALTA 3.1 to First American Title Insurance Company National Commercial Services		5,400.00
Endorsement-Usury to First American Title Insurance Company National Commercial Services		2,000.00
Endorsement-Subdivision to First American Title Insurance Company National Commercial Services		100.00
Endorsement-Separate Tax Parcel to First American Title Insurance Company National Commercial Services		100.00
Endorsement-First Loss to First American Title Insurance Company National Commercial Services		2,360.00
Endorsement-Doing Business As to First American Title Insurance Company National Commercial Services		500.00
Endorsement-Contiguity to First American Title Insurance Company National Commercial Services		100.00
Endorsement-Access to First American Title Insurance Company National Commercial Services		25.00
Endorsement-104.6 to First American Title Insurance Company National Commercial Services		50.00
Endorsement-Utility Facility to First American Title Insurance Company National Commercial Services		100.00
Record Deed of Trust to First American Title Insurance Company National Commercial Services		153.00

Exhibit B-1

Record Assignment of Leases and Rents		54.00
Record UCC Statement		20.00
Record Deed of Trust to First American Title Insurance Company National Commercial Services		105.00
Record Assignment of Leases and Rents		36.00
Record UCC Statement		20.00
Record Subordination & Non-Disturbance Agreement		75.00

Disbursements Paid:
UCC filing fees (MWP) to Delaware Secretary of State		91.00
UCC Filing fees (MWP I) to Delaware Secretary of State		81.00
Reimburse GS certificates and UCC from CSC to Bingham McCutchen		2,397.20
Legal fees to Bingham McCutchen		48,000.00
Survey fees to Kier & Wright Civil Engineering	POC $1.00
Appraisal fee to Cushman & Wakefield, Inc.		26,500.00
Payment to The Planning & Zoning Resource Corp.		5,137.50
ASTM ESA/PCA/PML to Nova Consulting		23,900.00
Placement fee to NorthMarq Capital, Inc.		250,000.00

Cash (From) (X To) Borrower		40,286,583.63

Totals		40,875,160.55	40,875,160.55

Exhibit B-2

SCHEDULE 1

ALLOCATED LOAN AMOUNTS

Borrower                                                                                        Property                                                                                                                                                                                            Allocated Loan Amount

Mission West Properties, L.P.	5830, 5850, 5870 Hellyer Avenue, San Jose, California	$6,800,000.00

                    5750 Hellyer Avenue, San Jose, California                                                                                                                                    $5,930,000.00

                    5970 Optical Court, San Jose, California                                                                                                                                        $11,510,000.00

                    255 Caspian Drive, Sunnyvale, California                                                                                                                                     $11,290,000.00

Mission West Properties, L.P. I                                                  3301 Olcott Street, Santa Clara, California                                                                                                                                     $4,470,000.00

Schedule 1-1

SCHEDULE 4.1

RENT ROLL

CONFIDENTIAL TREATMENT – THE RENT ROLLS ARE OMITTED

Schedule 4.1-1

SCHEDULE 5.16

PERSONAL PROPERTY

NONE

Schedule 5.16-1

SCHEDULE 5.18

LIST OF MATERIAL AGREEMENTS

NONE

Schedule 5.18-1